Exhibit 4.5

WARRANT AGREEMENT

between

IHEARTMEDIA, INC.

and

COMPUTERSHARE, INC.

COMPUTERSHARE TRUST COMPANY, N.A.,

(collectively, AS WARRANT AGENT)

Dated as of May 1, 2019

This WARRANT AGREEMENT (the “Agreement”) is dated as of May 1, 2019, between IHEARTMEDIA, INC., a Delaware corporation (the “Company” or “iHM”), and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively as Warrant Agent (the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on January 22, 2019, by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof (the “Plan”), the Company proposes to issue warrants (the “Warrants”) entitling the holders thereof to purchase shares of the Company’s class A common stock, par value $0.001 per share (the “Class A Common Stock”) or class B common stock, par value $0.001 per share (the “Class B Common Stock”).

WHEREAS, on the Original Issuance Date, Warrants will be issued to certain holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, Allowed iHC 2021 / Legacy Notes Claims and Allowed iHeart Interests (each as defined in the Plan, and together, the “Claimants”).

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange, exercise and conversion of the Warrants.

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights and obligations of the Company, the Warrant Agent, the Registered Holders and the Holders.

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Plan, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Certain Defined Terms.

Capitalized terms used in this Agreement shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

“4.99 Percent Rule” means the rule set forth in the Plan that the number of shares of Class A Common Stock issued to any Holder will be limited to 4.99 percent of the outstanding shares of Class A Common Stock; provided that, subject to the 22.5 Percent Rule, the Declaratory Ruling Compliance Rule, and the Specific Approval Rule, such Holder shall be issued up to 19.99 percent of the Class A Common Stock if the Company determines that such Holder qualifies for an exception in the FCC Rules allowing such Holder to own, directly or indirectly, 5.00 percent or more, but less than 20.00 percent, of the Class A Common Stock without being deemed to hold an “attributable” interest in the Company.

“22.5 Percent Rule” means the rule set forth in the Plan that the distribution of Common Stock to Holders shall not cause the Company to exceed an aggregate foreign equity or aggregate foreign voting percentage of 22.50 percent, unless the FCC has granted a Declaratory Ruling.

“Act” means the Communications Act of 1934, as amended, 47 U.S.C. §§ 151-623, as now in effect or hereafter amended, or any other successor federal statute.

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50 percent of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, “Control,” whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Agreement” has the meaning specified in the introduction of this Agreement.

“Applicable Specific Approval Threshold” means 4.99 percent or 9.99 percent, as applicable pursuant to the FCC Rules.

“Board of Directors” means the board of directors of the Company and may include a subcommittee of the board of directors appointed by the board of directors to represent the board of directors with respect to this Agreement.

“Book-Entry Warrants” shall mean Warrants issued by book-entry registration in the books and records of the Warrant Agent.

“Business Day” means any day which is not a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

“Certificate of Incorporation” means the Fifth Amended and Restated Certificate of Incorporation of the Company, adopted as of the Effective Date, as the same may be amended or restated from time to time.

“Change of Control” means the occurrence of (A) any consolidation or merger of the Company with or into any other entity, or any other corporate reorganization, recapitalization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or other transaction, own capital stock either (I) representing directly, or indirectly through one or more entities, less than 50% of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization, recapitalization or other transaction or (II) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of the directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization, recapitalization or other transaction, or (B) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of 50% of the Company’s voting power is owned by any Person or “group” (as such term is used in Rule 13d-5 under the Exchange Act); provided that any consolidation or merger effected exclusively to change the domicile of the Company or to form a holding company in which the stockholders of the Company immediately prior to such consolidation or merger own capital stock representing economic interests and voting power with respect to such redomiciled entity or holding company in substantially the same proportions as their ownership of capital stock of the Company shall be excluded from clauses (A) and (B) above.

“Class A Common Stock” has the meaning specified in the Recitals of this Agreement.

“Class A Common Stock and Warrant Election” means an election made on an Election Form returned by the Exchange Deadline to receive Common Stock in the form of up to 4.99 percent (or, if consistent with the 4.99 Percent Rule, up to 19.99 percent) of the Class A Common Stock and to retain Warrants in lieu of receiving additional Common Stock.

“Class B Common Stock” has the meaning specified in the Recitals of this Agreement.

“Class B Election” means a Holder’s affirmative election to receive Class B Common Stock in lieu of Class A Common Stock on an Election Form returned by the Exchange Deadline.

“Common Stock” means the Class A Common Stock and the Class B Common Stock of the Company, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, other than as set forth in the Certificate of Incorporation.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Communication” has the meaning specified in Section 9.3(a).

“Company” has the meaning specified in the introduction of this Agreement.

“Declaratory Ruling” means a declaratory ruling adopted by the FCC in response to the Company’s Petition for Declaratory Ruling.

“Declaratory Ruling Compliance Rule” means if the FCC has granted a Declaratory Ruling, the distribution of Common Stock to Holders shall not cause any violation of that Declaratory Ruling, any other applicable declaratory ruling or any Specific Approval.

“Depositary” has the meaning specified in Section 2.1.

“Election Form” means the election form to be used in the Exchange, which Election Form will be attached to the Exchange Notice and will permit Holders to make one of the following elections: (i) a Class B Election, (ii) a Warrant Election, or (iii) a Class A Common Stock and Warrant Election.

“Exchange” has the meaning specified in Section 3.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning specified in Section 3.4.

“Exchange Notice” has the meaning specified in Section 3.4.

“Exchange Period” means the period beginning on the date of the Exchange Notice through the Exchange Date; provided, however, that if the Company determines that the Declaratory Ruling will not permit the Company to Exchange any of the Warrants for shares of Common Stock pursuant to Section 3.4, there shall be no Exchange Period.

“Exchange Ratio” has the meaning specified in Section 3.4.

“Exercise Form” has the meaning specified in Section 3.3.

“Exercise Price” means $0.001 per share of Common Stock, which amount is not subject to adjustment.

“Expiration Date” means, with respect to any Warrant, May 1, 2039, the twentieth anniversary of the Original Issuance Date, or, if earlier, the date of the consummation of a Change of Control pursuant to which the provisions of Section 4.1(d) apply.

“FCC” means the Federal Communications Commission, including any office, bureau, or division thereof acting on delegated authority, and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC Approval” means the FCC’s grant of the FCC Long Form Applications; provided, that the possibility that an appeal, request for stay, or petition for reconsideration, rehearing, or review by a court or administrative agency may be filed with respect to such grant, or that the FCC may reconsider or review such grant on its own authority, shall not prevent such grant from constituting FCC Approval for purposes of the Plan.

“FCC Long Form Applications” means the applications filed with the FCC seeking FCC consent to the assignment or transfer of control of FCC licenses in connection with the consummation of the Plan.

“FCC Ownership Conditions” means that in the Company’s sole and absolute discretion, which shall be final, conclusive and binding, the issuance of Common Stock, either alone or in combination with any other existing or proposed ownership of Common Stock, does not violate, as applicable at the time of such issuance: (i) the 4.99 Percent Rule, (ii) the 22.5 Percent Rule, (iii) the Declaratory Ruling Compliance Rule, (iv) the Specific Approval Rule, or (v) any provision of the Act, FCC Restrictions or FCC Rules, including but not limited to any requirement to obtain the prior consent of the FCC.

“FCC Restrictions” means the FCC ownership and transfer restrictions set forth in Article X of the Certificate of Incorporation.

“FCC Rules” means the decisions, rules and policies of the FCC.

“Global Warrant Certificate” shall mean evidence of Warrants in the form of a global certificate registered in the name of Cede & Co., with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto.

“Governmental Authority” means (i) any nation or government, (ii) any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and (iv) any other governmental entity, agency or authority having or exercising jurisdiction over any relevant Person, item or matter.

“Holders” means the registered holders of Book-Entry Warrants in the Warrant Register and the holders of beneficial interests in a Global Warrant Certificate.

“Laws” means all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any Governmental Authority.

“Non-U.S. Holder” means any Holder that (A)(i) has timely delivered an Ownership Certification by the Ownership Certification Deadline (or has delivered an Ownership Certification that the Company has determined in its discretion to treat as timely pursuant to the Equity Allocation Mechanism) or a Post-Issuance Date Certification prior to the Exchange Deadline or with an Exercise Form, as applicable, and (ii) has certified therein that its foreign equity or foreign voting percentage, each calculated in accordance with FCC Rules, is greater than zero percent or that the Holder, if an individual, is not a citizen of the United States, (B) has not timely delivered, and the Company is not treating as having timely delivered pursuant to the Equity Allocation Mechanism, an Ownership Certification by the Ownership Certification Deadline or a Post-Issuance Date Certification prior to the Exchange Deadline or with an Exercise Form, as applicable, or (C) has delivered an Ownership Certification or a Post-Issuance Date Certification that does not allow the Company to determine such Holder’s foreign equity or foreign voting percentage.

“Original Issuance Date” means May 1, 2019.

“Ownership Certification” means a Media and Foreign Ownership Certification in the form attached to the FCC Ownership Procedures Order.

“Ownership Certification Deadline” means the deadline set forth in the FCC Ownership Procedures Order or such other date published by Prime Clerk, LLC, for returning Ownership Certifications.

“Person” means any individual, limited liability company, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity or enterprise and shall include any successor (by merger or otherwise) of such entity.

“Plan” has the meaning specified in the Recitals of this Agreement.

“Post-Issuance Date Certification” means a written certification, in substantially the form attached hereto as Exhibit B-1 or Exhibit B-2, or such other form that shall be sufficient to enable the Company, in its sole and absolute discretion, which shall be final, conclusive and binding, to determine (i) a Holder’s potential level of direct and indirect foreign voting and direct and indirect foreign equity interests in accordance with 47 U.S.C. § 310(b), as interpreted and applied by the FCC in the FCC Rules; and (ii) whether the holding of more than 4.99 percent of the outstanding Class A Common Stock by such certifying party would result in a violation of the FCC Rules. The Company may request, and such Holder shall promptly provide, such additional information as the Company deems appropriate to assist it in making the foregoing determinations, and such additional information shall be deemed a part of the Post-Issuance Date Certification. The Post-Issuance Date Certification form will permit a Holder to certify that an Ownership Certification that was submitted by the Ownership Certification Deadline (or that such Holder has confirmed that the Company treated as timely pursuant to the Equity Allocation Mechanism) remains accurate.

“Pre-Exchange Period” means the period from the Original Issuance Date to the earlier of (i) the Exchange Date or (ii) if the Company determines that the Declaratory Ruling will not permit the Company to Exchange any of the Warrants for shares of Common Stock pursuant to Section 3.4, the date of the Exchange Notice.

“Qualifying Non-U.S. Holder” has the meaning set forth in Section 3.4.

“Qualifying U.S. Holder” has the meaning set forth in Section 3.4.

“Registered Holders” means the registered holders of Book-Entry Warrants and Global Warrant Certificates in the Warrant Register.

“Securities Act” means the Securities Act of 1933, as amended.

“Specific Approval” means specific approval from the FCC regarding an entity’s direct and indirect foreign equity percentage or direct and indirect foreign voting percentage of the Company’s Common Stock.

“Specific Approval Rule” means if the FCC has granted a Declaratory Ruling, the distribution of Common Stock to Holders shall not cause any Non-U.S. Holder to exceed the Applicable Specific Approval Threshold with respect to its direct and indirect foreign voting interest or its direct and indirect foreign equity interest, unless the Non-U.S. Holder has received Specific Approval.

“Transfer” means any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Warrants, or the consummation of any such transaction, or taking a pledge of, any of the Warrants; provided, however, that a transaction that is a pledge shall not be deemed to be a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer. The term “Transferred” shall have a correlative meaning.

“Transfer Notice” means a written notice, substantially in the form of the Forms of Assignment set forth on Exhibits A-1 and A-2 attached hereto, which states (i) the name, address, facsimile number and e-mail address of the transferor and the transferee, (ii) the number of Warrants and underlying shares of Common Stock subject to the proposed Transfer and (iii) the proposed date of completion of the proposed Transfer.

“U.S. Holder” means any Holder that (A)(i) has timely delivered an Ownership Certification by the Ownership Certification Deadline (or has delivered an Ownership Certification that the Company has determined in its discretion to treat as timely pursuant to the Equity Allocation Mechanism) or a Post-Issuance Date Certification by the Exchange Deadline or with an Exercise Form, as applicable, and (ii) has certified therein that its foreign equity and foreign voting percentages, each calculated in accordance with FCC Rules, are zero percent or that the Holder, if an individual, is a citizen of the United States, or (B)(i) has not timely delivered an Ownership Certification by the Ownership Certification Deadline or a Post-Issuance Date Certification by the Exchange Deadline but has delivered an Ownership Certification or Post-Issuance Date Certification, as applicable, prior to the exercise of such Holder’s Warrants, and (ii) has certified therein that its foreign equity and foreign voting percentages, each calculated in accordance with FCC Rules, are zero percent or that the Holder, if an individual, is a citizen of the United States.

“Warrants” has the meaning specified in the Recitals of this Agreement.

“Warrant Agent” has the meaning specified in the introduction of this Agreement.

“Warrant Election” means an election to retain Warrants in lieu of receiving Common Stock on an Election Form provided by the Exchange Deadline.

“Warrant Register” has the meaning specified in Section 2.3(d).

“Warrant Statements” shall mean the certain statements, in substantially the form set forth in Exhibit A-1 attached hereto, issued by the Warrant Agent from time to time to the Holders of Book-Entry Warrants evidencing such book-entry position in the Warrant Register.

Section 1.2 Interpretation.

In this Agreement, unless a clear contrary intention appears:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) reference to any gender includes each other gender and the neuter;

(c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

(d) reference to any Person includes such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

(e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity;

(f) reference to any contract or agreement means such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(g) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Agreement;

(h) all references to Exhibits shall be deemed to be references to the Exhibits attached hereto which are made a part hereof and incorporated herein by reference;

(i) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

(l) reference to any Law means such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

(m) where any provision of this Agreement refers to action to be taken by any Person, which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and

(n) no provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

ARTICLE II

ORIGINAL ISSUE OF WARRANTS

Section 2.1 Form of Warrant.

(a) The Warrants to be delivered pursuant to this Agreement shall be issued, at the discretion of the Company, either (i) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto or (ii) after the Exchange Date, in the form of one or more Global Warrant Certificates, with the forms of election to exercise and of assignment printed on the reverse thereof, substantially in the form set forth in Exhibit A-2 attached hereto. The Warrant Statements and Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement (but which do not adversely affect the rights, duties, liabilities or responsibilities of the Warrant Agent), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any Law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the Company.

(b) Each Warrant shall represent the right, subject to the provisions of this Agreement and the Warrant Statement or Global Warrant Certificate, to purchase one share of Class A Common Stock or Class B Common Stock (subject to adjustment as set forth in Section 4.1) at the Exercise Price. The determination of whether a Holder is entitled to receive Class A Common Stock or Class B Common Stock upon exercise of a Warrant (and the determination of the number of Warrants exercisable for shares of Common Stock with respect to any Holder at the time of such exercise) shall be made by the Company in accordance with Section 3.2, taking into consideration the elections of such Holder on its Exercise Form.

(c) The Global Warrant Certificates, if any, shall be deposited on or after the Exchange Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depositary”). Each Global Warrant Certificate shall represent such number of outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 2.2 Legends.

(a) Each Warrant Statement shall bear a legend in substantially the following form prior to the end of the Exchange Period:

“THE WARRANTS REPRESENTED BY THIS STATEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON EXERCISE, TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER SIMILAR TRANSFER AS SET FORTH IN THE WARRANT AGREEMENT AMONG THE COMPANY AND COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A. (AND ANY SUCCESSOR WARRANT AGENT) (ON BEHALF OF THE ORIGINAL HOLDERS OF THE WARRANT SHARES) (THE “WARRANT AGREEMENT”). DURING THE EXCHANGE PERIOD (AS DEFINED IN THE WARRANT AGREEMENT), THE WARRANTS (AND ANY BENEFICIAL INTERESTS THEREIN) MAY NOT BE TRANSFERRED (AS DEFINED IN THE WARRANT AGREEMENT) AND THE WARRANTS MAY NOT BE EXERCISED. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b) Each Global Warrant Certificate shall bear a legend in substantially the following form:

“THIS WARRANT HAS BEEN, AND THE COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE “WARRANT SHARES,” AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS WARRANT AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE WARRANT SHARES REPRESENTED BY THIS WARRANT.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON EXERCISE, TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER SIMILAR TRANSFER AS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE COMPANY AND A WARRANT AGREEMENT AMONG THE COMPANY AND THE WARRANT AGENT (ON BEHALF OF THE ORIGINAL HOLDERS OF THE WARRANT SHARES), AS EACH MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(c) Each Holder and Registered Holder further acknowledges and agrees that the Common Stock issued upon exercise of the Warrant if certificated shall bear a legend substantially in the form of the second paragraph of the legend appearing above, and any other legends required by applicable federal and state securities laws, the Certificate of Incorporation of the Company or otherwise called for by this Agreement or any other agreement between the Company, on the one hand, and the Registered Holder and the Holder, on the other hand.

Section 2.3 Execution and Delivery of Warrants.

(a) The Global Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any one of the Senior Vice Presidents or Executive Vice Presidents of the Company and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by facsimile signature printed thereon. In the event that any officer of the Company whose signature shall have been placed upon any of the Global Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and the issuance and delivery thereof, such Global Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

(b) From time to time, as required by and in accordance with the terms and conditions of the Plan, the Company shall instruct the Warrant Agent, in writing, to issue to Claimants, Warrants representing such number of shares of Common Stock as determined by the Company. The Warrant Agent shall, and is hereby authorized to, countersign in manual or facsimile form, issue and deliver, as applicable, Warrant Statements or Global Warrant Certificates evidencing such Warrants as and when so instructed by the Company.

(c) The Warrant Agent is hereby authorized to countersign in manual or facsimile form, issue and deliver, as applicable, Book-Entry Warrants and Global Warrant Certificates as required by Section 2.4 or Section 3.4 (in the case of a transfer or exchange), Section 3.3(c) (in the case of the exercise of less than all the Warrants represented by the surrendered Book-Entry Warrants or Global Warrant Certificate) or ARTICLE V (in the case of a lost, stolen, destroyed or mutilated Warrant Statement or Global Warrant Certificate).

(d) Upon receipt of written instructions from the Company, Global Warrant Certificates shall be countersigned, by manual or facsimile signature, and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. A register of the Warrants and of their transfer shall be maintained at the Warrant Agent’s office designated for such purpose by the Warrant Agent (the “Warrant Register”). The Company hereby appoints the Warrant Agent to act as the registrar with respect to the Warrants. The Warrant Register shall show the names and address of the Registered Holders of the Warrants and the number of Warrants owned by each Registered Holder.

(e) The Company and the Warrant Agent may deem and treat the Registered Holder(s) of a Warrant as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the Registered Holder(s) thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be effected by any notice to the contrary.

Section 2.4 Certain Transfer and Exercise Restrictions.

Subject to the requirements of this Section 2.4, Warrants are freely transferable; provided that if any federal Law shall impose limitations on the transferability of Warrants, a Transfer shall be permitted only to the extent that such limitations have been satisfied. Notwithstanding the foregoing, the Warrants (and any beneficial interests therein) will not be transferable during the Exchange Period, and the Warrant Agent shall not register any Transfers during the Exchange Period.

(a) The Warrant Agent shall register in the Warrant Register transfers and exchanges of Book-Entry Warrants and Global Warrant Certificates as provided in this Agreement. The transfer and exchange of beneficial interests in Global Warrant Certificates shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b) No Registered Holder shall effect any Transfer of all or any portion of the Warrants, unless and until (i) such Registered Holder shall have provided a properly completed and duly executed Transfer Notice to the Warrant Agent accompanied by a signature guarantee (a “signature guarantee) from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be reasonably required by the Warrant Agent; and (ii) if reasonably requested by the Company, such Registered Holder shall have furnished the Company and the Warrant Agent with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such Warrants (or if and when exercised, the shares of Common Stock underlying the Warrants) under the Securities Act.

(c) Subject to Section 2.4(b), a Registered Holder may Transfer its Warrants by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement and all applicable Laws. No such Transfer shall be effected until, and such transferee shall succeed to the rights of a Registered Holder only upon, final acceptance and registration of the Transfer by the Warrant Agent in the Warrant Register in accordance with this Agreement. Prior to due presentation for registration of Transfer, the Company, the Warrant Agent and any agent of the Company may deem and treat the Person in whose name the Warrants are registered as the absolute owner thereof for all purposes (notwithstanding any notation of ownership or other writing thereon made by anyone), and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or an interest in any Warrants on the part of any other Person and shall not be liable for any registration of Transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made, without duty of inquiry or investigation, with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer or with such actual knowledge of such facts that its participation therein amounts to bad faith. When Warrant Statements or Global Warrant Certificates are presented to the Warrant Agent with a request to register the Transfer thereof or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the Transfer or make the exchange as requested if the requirements of this Agreement for such transaction are met. To permit registrations of Transfers and exchanges, the Company shall execute Global Warrant Certificates at the Warrant Agent’s request. No service charge shall be made to the Holder for any registration of Transfer or exchange of Warrants, but the Company or the Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of Transfer of Warrants. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(d) Except as otherwise provided in this Section 2.4 or in Section 3.4, all Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Book-Entry Warrants or Global Warrant Certificates surrendered for registration of transfer or exchange.

(e) The Company shall have the power to determine, in its sole and absolute discretion, all matters related to this Section 2.4, including matters necessary or desirable to administer or to determine compliance with this Section 2.4 and, absent manifest error, the determinations of the Company shall be final and binding on the Registered Holders and the Holders.

(f) In the event of any purported Transfer in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Warrant Agent shall not give effect to such Transfer.

(g) Unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except (i) with the prior written consent of the Company and (ii) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(h) If at any time, (i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that all Warrants shall be exclusively represented in the form of Book-Entry Warrants, then the Warrant Agent, upon written instructions signed by the Chairman of the Board of Directors, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Senior Vice President or Executive Vice President, the Treasurer or Secretary of the Company, and all other necessary information, shall register Book-Entry Warrants in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, by the Company.

(i) Any Holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of (i) written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Warrant Certificate and (ii) all other necessary information required by the Warrant Agent, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent; then, the Warrant Agent shall cause the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrant to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate. Following such reduction, the Warrant Agent shall register in the name of the Holder the Book-Entry Warrant and deliver to said Holder a Warrant Statement. Such Book-Entry Warrant issued in exchange for a beneficial interest in a Global Warrant Certificate shall be registered in such name as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statement to the Person in whose name such Warrants are so registered.

(j) A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer accompanied by a signature guarantee, with respect to the Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, and all other necessary information, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign a new Global Warrant Certificate representing the appropriate number of Warrants; provided, that the Warrant Agent shall not effect any exchanges pursuant to this Section 2.4(j) until it shall have received an Exchange Notice from the Company, or if the Company, in its sole discretion, has notified the Warrant Agent in writing that all Warrants shall be exclusively represented in the form of Book-Entry Warrants.

(k) At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, repurchased or canceled, all Global Warrant Certificates shall be returned to, or retained and canceled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 2.5 Surrender and Cancellation of Warrants.

Any Book-Entry Warrant or Global Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby or pursuant to Sections 3.4, 4.1(d), 6.3 or 6.4 shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Book-Entry Warrants or Global Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company or the Warrant Agent and, except as provided in Sections 2.4 or 3.4 (in the case of a transfer or exchange), Section 3.3(c) (in the case of the exercise of less than all the Warrants represented by the surrendered Book-Entry Warrant or Global Warrant Certificate) or ARTICLE V (in the case of a lost, stolen, destroyed or mutilated Warrant Statement or Global Warrant Certificate), no Book-Entry Warrant or Global Warrant Certificate shall be issued hereunder in lieu thereof. On request of the Company, the Warrant Agent (provided that any retention periods established by the Commission have expired) shall destroy canceled Global Warrant Certificates held by it and shall deliver its certificates of destruction to the Company at the expense of the Company. The Warrant Agent shall destroy all canceled Global Warrant Certificates in accordance with its normal procedures, or retain such Global Warrant Certificates as may be required by applicable Laws or its internal procedures.

ARTICLE III

EXERCISE PRICE; EXERCISE AND EXCHANGE OF WARRANTS

Section 3.1 Exercise Price.

Each Book-Entry Warrant or beneficial interest in a validly-countersigned Global Warrant Certificate shall entitle the Holder thereof, subject to the provisions of this Agreement and the Warrant Statement or Global Warrant Certificate, to purchase one share of Class A Common Stock or Class B Common Stock (subject to adjustment as provided in Section 4.1) for each Warrant represented thereby at the Exercise Price, payable in full at the time of purchase.

Section 3.2 Exercise; Expiration Date.

(a) Each outstanding Warrant may be exercised on any Business Day which is on or after the Original Issuance Date and on or before the Expiration Date, but only if, (i) such exercise satisfies the FCC Ownership Conditions and (ii) in the Company’s sole and absolute discretion, which shall be final, conclusive and binding, the issuance of Common Stock pursuant to the exercise of such Warrant is exempt from the registration requirements of the Securities Act; provided, that such Holder shall have completed and duly executed the Exercise Form and the Post-Issuance Date Certification and delivered such documents to the Warrant Agent on a timely basis. In addition, exercise of the Warrants will be subject to the following restrictions: (i) Warrants may not be exercised during the Exchange Period; and (ii) during the Pre-Exchange Period, Warrants may be exercised only by U.S. Holders. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date (or, if applicable, immediately prior to consummation of a Change of Control pursuant to Section 4.1(d)) shall expire and all rights thereunder and all rights in respect thereof under this Agreement shall automatically terminate at such time.

(b) Pre-Exchange Period. During the Pre-Exchange Period, subject to the FCC Ownership Conditions, the Company shall issue Class A Common Stock upon exercise of Warrants by a U.S. Holder; provided, that (i) the Company shall issue Class B Common Stock if the exercising Holder has made a Class B Election, (ii) the Company may issue Class B Common Stock in lieu of Class A Common Stock to the extent necessary to comply with the FCC Ownership Conditions, (iii) the number of Warrants permitted to be exercised for Class A Common Stock or Class B Common Stock, as applicable, may be limited to the extent necessary to comply with the FCC Ownership Conditions, and (iv) the Company shall issue up to 4.99 percent (or, if consistent with the 4.99 Percent Rule, up to 19.99 percent) of the outstanding Class A Common Stock to an exercising Holder and such exercising Holder shall retain its remaining Warrants if the exercising Holder has elected the Class A Common Stock and Warrant Election on its Exercise Form. For the avoidance of doubt, Non-U.S. Holders shall not be entitled to exercise Warrants during the Pre-Exchange Period.

(c) Post-Exchange Date. After the Exchange Date, subject to the FCC Ownership Conditions, the Company shall issue Class A Common Stock upon exercise of Warrants by a Holder; provided, that (i) the Company shall issue Class B Common Stock if the exercising Holder has made a Class B Election, (ii) the Company may issue Class B Common Stock in lieu of Class A Common Stock to the extent necessary to comply with the FCC Ownership Conditions, (iii) the number of Warrants permitted to be exercised for Class A Common Stock or Class B Common Stock may be limited, as applicable, to the extent necessary to comply with the FCC Ownership Conditions and (iv) the Company shall issue up to 4.99 percent (or, if consistent with the 4.99 Percent Rule, up to 19.99 percent) of the outstanding Class A Common Stock to an exercising Holder and such exercising Holder shall retain its remaining Warrants if the exercising Holder has elected the Class A Common Stock and Warrant Election on its Exercise Form.

(d) In the event that the Company reasonably determines that there shall be no Exchange because it did not receive a Declaratory Ruling permitting foreign ownership of more than 25 percent, it shall issue a notice to Holders and the Warrant Agent indicating that no Exchange shall occur. Thereafter, the exercise of Warrants shall be governed by Section 3.2(c) above.

(e) In connection with any exercise of Warrants, as promptly as reasonably practicable following receipt by the Company of the (i) Exercise Form, (ii) Post-Issuance Date Certification and (iii) Exercise Price from the Warrant Agent, the Company shall provide the Warrant Agent written instructions stating (i) the number of submitted Warrants that are permitted to be exercised and (ii) the number of shares of Class A Common Stock and/or Class B Common Stock, if any, to be issued in respect of such exercise, and instructing the Warrant Agent to deliver or cause the delivery of such securities in the manner and in accordance with the time periods described in Section 3.3.

Section 3.3 Method of Exercise; Payment of Exercise Price.

(a) Exercise Generally.

(i) In the case of Persons who hold Book-Entry Warrants, all or any of the Warrants represented by such Book-Entry Warrants may be exercised prior to the Expiration Date by the Holder thereof by providing the Warrant Agent at its office designated for such purpose (x) a written notice of the Holder’s election to exercise the number of the Warrants specified therein (an “Exercise Form”) substantially in the form of Exhibit C-1 hereto and (y) the Post-Issuance Date Certification in each case fully completed and duly executed by such Holder, which exercise shall be irrevocable. Such documents referenced above shall be accompanied by payment in full of the Exercise Price then in effect for each share of Common Stock for which such Warrant is exercised, together with any documentary, stamp or transfer tax, or other applicable tax or governmental charges.

(ii) In the case of Persons who hold Warrants through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, all or any of the Warrants represented by such book-entry facilities may be exercised prior to the Expiration Date by the Holder thereof by providing (x) an Exercise Form to the Warrant Agent substantially in the form of Exhibit C-2 hereto (or as provided by such Holder’s broker) and (y) the Post-Issuance Date Certification in each case fully completed and duly executed by such Holder, which exercise shall be irrevocable. Such documents referenced above shall be accompanied by payment in full of the Exercise Price for each share of Common Stock for which such Warrant is exercised, together with any documentary, stamp or transfer tax, or other applicable tax or governmental charges.

(b) Payment of the Exercise Price shall be made by the Holder by certified bank check or official bank check in New York Clearing House funds payable to the order of the Company and delivered to the Warrant Agent at the address set forth in Section 9.3(c), or in the case of a Holder of a beneficial interest in a Global Warrant Certificate to such Holder’s broker. Upon the exercise of any Warrant, the Warrant Agent shall provide written notice of such exercise to the Company, including notice of the number of Warrants submitted for exercise, and deliver copies of the Exercise Form and Post-Issuance Date Certification and all payments received upon exercise of such Warrant to the Company in such manner as the Company shall instruct in writing.

(c) Partial Exercise; Surrender of Warrants. A Holder may exercise all or any number of whole Warrants represented by a Book-Entry Warrant or a beneficial interest in a Global Warrant Certificate. If less than all of the Warrants represented by a Book-Entry Warrant are exercised, the Warrant Agent shall reduce the Warrant Register and such Holder’s position by the whole number of Warrants duly exercised. If less than all of the Warrants represented by a beneficial interest in a Global Warrant Certificate are exercised, such Depositary records shall be reduced by the whole number of Warrants duly exercised and the Warrant Agent and the Depositary shall make the necessary adjustments to their registries and such Global Warrant Certificate to reflect such exercise. Any Warrants surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrants surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Global Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.

(d) Issuance of Common Stock.

(i) Upon surrender of a Book-Entry Warrant or a beneficial interest in a Global Warrant Certificate in conformity with the foregoing provisions, including without limitation Section 3.2, and payment of the Exercise Price in respect of the exercise of one or more Warrants evidenced thereby, the Warrant Agent shall, when such payment is received and subject to Section 9.2, deliver to the Company the notice of exercise received pursuant to Section 3.3(a), deliver or deposit all funds received as instructed in writing by the Company and advise the Company by telephone at the end of such day of the amount of funds so deposited to its account. The Company shall thereupon, as promptly as practicable, and in any event within five (5) Business Days after receipt by the Company of such notice of exercise, (A) execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise, (B) if in the Company’s sole discretion the shares of Common Stock are not certificated, make or cause to be made a book entry into the stock ledger of the Company for the aggregate number of shares of Common Stock issuable upon such exercise or (C) if in the Company’s sole discretion the shares of Common Stock shall be represented by a global certificate held by the Depositary, issue by same-day or next-day credit to the Depositary for the account of such beneficial Holder or for the account of a participant in the Depositary the aggregate number of shares of Common Stock issuable upon such exercise, in each case, based upon the aggregate number of Warrants so exercised and determined in accordance with Section 3.3(g), and, in each case, the Company shall deliver or cause to be delivered an amount in cash in lieu of any fractional share(s), if the Company so elects pursuant to Section 4.5. Any certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in such notice of exercise and shall be registered or otherwise placed in the name of, and delivered to, the Holder.

(ii) Notwithstanding anything to the contrary contained herein, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of a Warrant or portion thereof, make a book entry into the stock ledger of the Company if the shares of Common Stock are not certificated or, as the case may be, issue any instructions to the Depositary, prior to fulfillment of all of the following conditions: (x) the obtaining of approval or other clearance from any state or federal governmental agency which the Company shall, in its reasonable and good faith discretion, determine to be necessary or advisable and (y) the lapse of such reasonable period of time following the exercise of the Warrant as may be required by applicable Law.

(e) Notice to Transfer Agent. Upon the exercise of any Warrant and written instruction from the Company as to the number of shares of Class A Common Stock and/or Class B Common Stock and the number of Warrants, if applicable, deliverable in respect of such exercise, the Warrant Agent is hereby authorized and directed to notify any transfer agent of the Common Stock of the exercise of such Warrant and to take any other reasonable steps necessary to effect the exercise. Upon such notification, such transfer agent (and all such transfer agents are hereby irrevocably authorized to comply with this Section 3.3(e)) shall register on its books the necessary number of shares of Class A Common Stock and Class B Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised and the written instruction of the Company), determined in accordance with Section 3.3(g); provided that such Holder shall have complied with Section 3.3(a).

(f) Time of Exercise. Except for exercises in connection with and conditioned upon a transaction pursuant to Section 4.1(d), any Warrant exercised hereunder shall, to the extent properly exercised, and to the extent the FCC Ownership Conditions are satisfied, be deemed to have been effected immediately prior to the close of business on the day on which the Book-Entry Warrant or beneficial interest in a Global Warrant Certificate representing such Warrant shall have been surrendered for exercise as provided in this Section 3.3, together with any documentary, stamp or transfer tax, or other applicable tax or governmental charges. At such time, the certificates for the shares of Common Stock issuable upon such exercise as provided in Section 3.3(d) shall be deemed to have been issued, or, as the case may be, the book entry into the stock ledger of the Company or the records of the Depositary for the shares of Common Stock issuable upon such exercise as provided in Section 3.3(d) shall be deemed to have been made, and, for all purposes of this Agreement, the Holder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Common Stock.

(g) Shares Issuable. The number of shares of Common Stock “obtainable upon exercise” of Warrants at any time shall be the number of shares of Common Stock for which such Warrants are then exercisable. The number of shares of Common Stock “for which each Warrant is exercisable” shall be one share of Class A Common Stock or Class B Common Stock, subject to adjustment as provided in Section 4.1.

(h) Exercise Availability Information Request. Upon the written request of any Holder, which request may be made by each Holder once every six months, the Company shall provide a determination as to the approximate number of Warrants held by such Holder that would be exercisable into Common Stock at the time of such request, provided that the approximation provided by the Company shall not be binding on the Company and the Warrants shall remain subject to the limitations on exercise set forth in Section 3.2 and that, as a condition of receiving such approximation the requesting Holder shall provide a Post-Issuance Date Certification (or equivalent information), upon which the Company shall base its determination.

Section 3.4 Notice of Declaratory Ruling; Mandatory Exchange of Warrants.

(a) Exchange Notice. As soon as reasonably practicable, and in any event within two Business Days following the later of the date on which the FCC grants the Declaratory Ruling or issues any other FCC approvals that are necessary to allow an Exchange, the Company shall issue a notice to Holders and the Warrant Agent describing the Declaratory Ruling (the “Exchange Notice”), which Exchange Notice will state:

(i) the percentage of foreign equity interests and foreign voting interests of the Company permitted by the Declaratory Ruling and whether all or a portion of the outstanding Warrants will be Exchanged pursuant to this Section 3.4;

(ii) whether there will be an Exchange Period, and if so, the dates of such Exchange Period;

(iii) the date of the Exchange of the Warrants; and

(iv) the deadline for Holders to return a Post-Issuance Date Certification and an Election Form, which deadline shall be 12 Business Days after the date of the Exchange Notice (the “Exchange Deadline”).

The Exchange Notice shall have the Post-Issuance Date Certification and Election Form attached to it. Any Exchange Notice that is delivered in the manner herein provided shall be deemed given, whether or not the Holder receives such Exchange Notice. The failure to give, or any defect in, such Exchange Notice shall not affect the validity of the Exchange.

(b) Exchange Forms. As soon as reasonably practicable after the Exchange Deadline but in no event later than 40 Business Days after the date of the Exchange Notice (the “Exchange Date”), the Company shall effect an automatic Exchange of all or a portion of the outstanding Warrants into Class A Common Stock and/or Class B Common Stock as described in Sections 3.4(c) and (d) below. By returning an Election Form by the Exchange Deadline, Holders may make (i) a Class B Election, (ii) a Warrant Election or

(iii) a Class A Common Stock and Warrant Election. For the avoidance of doubt, only elections made on an Election Form returned by the Exchange Deadline (and not any elections made on an Ownership Certification) will be effective for the Exchange. For the purposes of the procedures set forth in Section 3.4(c) below, any Holder that does not submit a Post-Issuance Date Certification by the Exchange Deadline will not have any of its Warrants exchanged for Common Stock on the Exchange Date. The Warrant Agent shall deliver copies of each Election Form and Post-Issuance Date Certification to the Company in such manner as the Company shall instruct in writing.

(c) Exchange. On the Exchange Date, in accordance with this Section 3.4(c), the Company shall (i) exchange all or part of the outstanding Warrants for shares of Common Stock at an exchange ratio (the “Exchange Ratio”) of one share of Common Stock per outstanding Warrant (as such ratio may be adjusted pursuant to Article IV) and (ii) to the extent that the Company determines that any Warrants may not be exchanged for Common Stock in accordance with Section 3.4(b) or this Section 3.4(c), then such Warrants shall remain outstanding (such transactions in clauses (i) and (ii) are collectively the “Exchange”). The Company shall Exchange the number of shares of Common Stock for outstanding Warrants and shall issue such Common Stock subject in all respects to a Holder’s Election Form and compliance with the FCC Ownership Conditions and will determine the maximum number of shares of Common Stock that may be held by Non-U.S. Holders.

(i) Subject to Section 3.4(d), if the Company determines that all of the outstanding Warrants may be exchanged for Common Stock, the following procedures shall apply in connection with the Exchange:

(A) each U.S. Holder that timely provides a Post-Issuance Date Certification by the Exchange Deadline (a “Qualifying U.S. Holder”) and has not made a Warrant Election will have all of its Warrants exchanged into Class B Common Stock;

(B) each Non-U.S. Holder that timely provides a Post-Issuance Date Certification by the Exchange Deadline (a “Qualifying Non-U.S. Holder”) and has not made a Warrant Election will have all of its Warrants exchanged into Class B Common Stock;

(C) each such Qualifying U.S. Holder and each such Qualifying Non-U.S. Holder that has not made a Class B Election will have all of its shares of Class B Common Stock exchanged for a like number of shares of Class A Common Stock; and

(D) any Warrants which are not exchanged shall remain outstanding.

(ii) Subject to Section 3.4(d), if the Company determines that all of the outstanding Warrants will not be exchanged for Common Stock, the following procedures shall apply in connection with the Exchange:

(A) each Qualifying U.S. Holder that has not made a Warrant Election will have all of its Warrants exchanged into Class B Common Stock;

(B) each Qualifying Non-U.S. Holder that has not made a Warrant Election will have all or a portion of its Warrants exchanged into Class B Common Stock, in a manner that the Company determines complies with the Declaratory Ruling Compliance Rule and other FCC Ownership Conditions, consistent with the principles that:

(1) such Qualifying Non-U.S. Holder’s Common Stock ownership, after giving effect to this Section 3.4(c)(ii)(B), shall be maximized to the extent possible taking into account such Qualifying Non-U.S. Holder’s foreign equity percentage and the Company’s aggregate foreign equity percentage upon completion of the Exchange;

(2) such Qualifying Non-U.S. Holder shall be entitled to receive Class B Common Stock corresponding to its full domestic equity percentage and/or domestic voting percentage, as determined by the Company; and

(3) after taking into account the exchange of Warrants pursuant to the principle set forth in Section 3.4(c)(ii)(B)(2), remaining Warrants held by such Qualifying Non-U.S. Holders shall be exchanged on a pro rata basis (based upon the aggregate number of Warrants held by such Qualifying Non-U.S. Holders after giving effect to the exchange of Warrants pursuant to the principle set forth in Section 3.4(c)(ii)(B)(2)) into Class B Common Stock.

(C) each such Qualifying U.S. Holder and each such Qualifying Non-U.S. Holder that has not made a Class B Election will be further deemed to have immediately exchanged all of its shares of Class B Common Stock for a like number of shares of Class A Common Stock, provided that, if the FCC Ownership Conditions limit the number of shares of Class A Common Stock that may be issued to Qualifying Non-U.S. Holders in such exchange, the shares of Class B Common Stock that shall be exchanged for shares of Class A Common Stock shall be allocated pro rata among all Qualifying Non-U.S. Holders (determined based upon the aggregate number of shares of Class B Common Stock issued to all Qualifying Non-U.S. Holders pursuant to Section 3.4(c)(ii)(B)); and

(D) any Warrants which are not exchanged shall remain outstanding.

(d) Common Stock Issuable Upon Exchange. Subject to the procedures of Section 3.4(c) and the FCC Ownership Conditions, on the Exchange Date (i) unless a Holder has made a Warrant Election, each Holder shall be deemed to have exercised all its Warrants and will receive Class B Common Stock, (ii) each Holder that has made a Class B Election shall receive only Class B Common Stock, (iii) each Holder that has not made a Class B Election shall be further deemed to have immediately exchanged all of the shares of Class B Common Stock issuable upon exercise of such Warrants for a like number of shares of Class A Common Stock, (iv) the Company shall issue up to 4.99 percent (or, if consistent with the 4.99 Percent Rule, up to 19.99 percent) of the outstanding Class A Common Stock to a Holder and such Holder shall retain its remaining Warrants if the exercising Holder has elected the Class A Common Stock and Warrant Election on its Election Form, and (v) a Holder shall retain its remaining Warrants in the event that all of such Holder’s Warrants are not exchanged for Common Stock.

(e) Exchange Instructions. On the Exchange Date, the Company shall provide the Warrant Agent with written instructions which shall state (i) the number of Warrants which are to be Exchanged with respect to each Holder, and (ii) the number of shares of Class A Common Stock and/or Class B Common Stock to be issued with respect to such Holder’s Warrants that are to be Exchanged, if any. The written instructions shall direct the Warrant Agent to effect the Exchange on the Exchange Date and to deliver or cause the delivery of the applicable securities in the manner and in accordance with the time periods described in Section 3.3. Upon receipt of the Company’s written instructions, the Warrant Agent shall promptly send notice to each Holder of the number of Warrants held by such Holder that are to be Exchanged and the number and type of securities to be received by such Holder as a result of the Exchange.

(f) Fractional Shares upon Exchange. The Company shall not be required to issue fractions of shares of Common Stock or distribute certificates that evidence fractional shares of Common Stock in connection with any Exchange. Upon any Exchange at an Exchange Ratio that otherwise would result in the issuance of a fractional share of Common Stock, the Company may, in its sole and absolute discretion, either (i) pay an amount in cash in lieu of such fractional share or (ii) round such fraction of a share to the nearest whole number of shares in the manner set forth in Section 4.5 (except that all references to “Exercise” in such Section shall be deemed references to “Exchange”).

ARTICLE IV

ADJUSTMENTS; DISTRIBUTIONS.

Section 4.1 Adjustments.

The number of shares of Common Stock for which each Warrant is exercisable shall be subject to adjustment from time to time as follows:

(a) Upon Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a distribution payable in shares of Common Stock (excluding any such distribution in accordance with Section 4.7 as in effect on the date hereof), or by a subdivision or split-up of shares of Common Stock, other than, in any such case, upon the occurrence of a Change of Control to which

Section 4.1(d) applies, following the record date for the determination of holders of Common Stock entitled to receive such distribution, or in the cases of a subdivision or split-up, on the day following the effective date thereof, the number of shares of Common Stock obtainable upon exercise of the Warrants shall be increased in proportion to such increase in outstanding shares of Common Stock. The adjustment made pursuant to this Section 4.1(a) shall become effective (i) in the case of any such distribution, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such distribution or (ii) in the case of such subdivision or split-up, at the time when such subdivision or split-up becomes effective with respect to all holders of Common Stock.

(b) Upon Combinations or Reverse Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse split of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, other than upon the occurrence of a Change of Control to which Section 4.1(d) applies, then the number of shares of Common Stock obtainable upon exercise of the Warrants immediately prior to the date of such combination or reverse split shall be decreased in proportion to such decrease in outstanding shares of Common Stock. The adjustment made pursuant to this Section 4.1(b) shall become effective at the time when such combination or reverse split becomes effective with respect to all holders of Common Stock.

(c) Upon Reclassification or Recapitalization. If, at any time after the Original Issuance Date, there occurs any reclassification or recapitalization of the Company which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock, other than upon the occurrence of a Change of Control to which Section 4.1(d) applies, and provided that a distribution is not made in respect thereof pursuant to Section 4.7(b), the Holders shall have the right to acquire and receive, upon exercise of the Warrants, such cash, stock, securities or other assets or property as would have been issued or payable in such reclassification or recapitalization (if the Holder had exercised such Warrant immediately prior to such reclassification or recapitalization) with respect to or in exchange, as applicable, for the number of Common Stock that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such reclassification or recapitalization.

(d) Upon a Change of Control.

(i) In the event of a Change of Control in which the only consideration payable to Holders of Common Stock is cash, each Warrant shall be deemed to be exercised immediately prior to the consummation of such Change of Control and the Holder thereof shall receive solely the cash consideration to which such Holder would have been entitled as a result of such Change of Control, less the Exercise Price, as though the Warrant had been exercised immediately prior thereto. Upon a Change of Control in which the consideration payable to Holders of Common Stock is other than only cash, at the option of the Company in its sole discretion, each

Warrant will be either (A) assumed by the party surviving such Change of Control and shall continue to be exercisable subject to the terms set forth herein for the kind and amount of consideration to which such Holder would have been entitled as a result of such Change of Control had the Warrant been exercised immediately prior thereto, or (B) if not assumed by the party surviving such Change of Control, deemed to be exercised immediately prior to the consummation of such Change of Control and the Holder thereof shall receive the consideration to which such Holder would have been entitled as a result of such Change of Control, less the Exercise Price, as though the Warrant had been exercised immediately prior thereto.

(ii) After compliance by the Company with this Section 4.1(d), each Holder (A) agrees to raise no objections with respect to the treatment provided in Section 4.1(d)(i) with respect to a Change of Control (provided that such Holder shall not be deemed to have waived any applicable dissenters rights, appraisal rights or similar rights in connection with such Change of Control) and (B) shall, subject to any applicable dissenters rights, appraisal rights or similar rights in connection with such Change of Control, surrender all Book-Entry Warrants and Global Warrant Certificates to the Warrant Agent, and all such Book-Entry Warrants and Global Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company.

(e) No Exercise Price Adjustment. The Exercise Price payable upon exercise of the Warrant is not subject to adjustment in connection with the provisions of this Section 4.1.

(f) Treasury Shares. Shares of Common Stock at any time owned by the Company or its subsidiaries shall not be deemed to be outstanding for the purposes of any computation under this Section 4.1.

Section 4.2 Notice of Adjustment.

Whenever the number of shares of Common Stock or other securities or property obtainable upon exercise of each Warrant is required to be adjusted pursuant to Section 4.1, the Company shall deliver to the Warrant Agent a certificate setting forth (a) the number of shares of Common Stock or other securities or property obtainable upon exercise of each Warrant and the Exercise Price therefor after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Upon receipt of such certificate, the Warrant Agent shall mail notice of the adjustment described in such certificate to each Holder at the expense of the Company; provided, that, at the Warrant Agent’s discretion, such notice may be sent to the Holders of beneficial interests of a Global Warrant Certificate through the Depositary’s communication system. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any holder desiring to inspect such certificate during reasonable business hours with reasonable prior notice. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the number of shares of Common Stock or other securities or property obtainable upon exercise of any Warrant, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any shares of Common Stock or other securities or property that may be obtainable upon exercise of any Warrant, or to investigate or confirm whether the information contained in the above referenced certificate complies with the terms of this Agreement or any other document.

Section 4.3 Statement on Warrants.

The form of Warrant Statement or Global Warrant Certificate need not be changed because of any adjustment made pursuant to Section 4.1(a) or Section 4.1(b), and Warrant Statements and Global Warrant Certificates issued after such adjustment may state the same number and kind of shares of Common Stock as are stated in the Warrant Statements and Global Warrant Certificates initially issued pursuant to this Agreement. The Company may, however, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Statement or Global Warrant Certificate that it may deem appropriate to reflect any such adjustment and that does not affect the substance thereof, including the rights and obligations of the Warrant Agent, and any Warrant Statement or Global Warrant Certificate thereafter issued or, as applicable, countersigned, whether in exchange or substitution for an outstanding Warrant Statement or Global Warrant Certificate or otherwise, may be in the form so changed.

Section 4.4 Notice of Certain Events.

(a) In the event that, at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, (i) the Company shall be subject to a Change of Control pursuant to which the provisions of Section 4.1(d) apply or (ii) the Company shall sell all or substantially all of its assets, dissolve, liquidate or wind-up its operations, then, in each such case, the Company shall cause to be mailed to the Warrant Agent and each Holder, at the earliest practicable time (and, in any event, not less than ten days before any record date or, if no record date applies, before any date set for closing), notice of the date on which such Change of Control, sale, dissolution, liquidation or winding up shall take place, as the case may be; provided, that, at the Company’s discretion, such notice may be sent to the Holders of beneficial interests of a Global Warrant Certificate through the Depositary’s communication system. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice), if any, on the kind and amount of shares of Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date, if any, as of which the holders of record of shares of Common Stock or other securities or property issuable upon exercise of the Warrants shall be entitled to exchange their interests for securities, money or other property deliverable upon such Change of Control, sale, dissolution, liquidation or winding up, as the case may be.

(b) Notwithstanding anything in the preceding paragraph (a) to the contrary, the Company shall not be obligated to provide any material, non-public information pursuant to any notice given under this Agreement. To the extent any notice given by the Company hereunder constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

Section 4.5 Fractional Shares.

Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of Common Stock obtainable upon exercise of each Warrant is adjusted pursuant to the provisions of Section 4.1, the Company shall not be required to issue any fraction of a share of Common Stock upon any subsequent exercise of any Warrant. If Book-Entry Warrants or beneficial interests in Global Warrant Certificates evidencing more than one Warrant shall be surrendered for exercise at the same time by the same Holder, the number of full shares of Common Stock that shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered and exercised. If any fraction of a share of Common Stock would, except for the provisions of this Section 4.5, be issuable on the exercise of any Warrant (or specified portion thereof), in lieu of the issuance of such fractional share of Common Stock, the Company may, in its sole and absolute discretion, either (i) pay the Holder of such Warrant an amount in cash equal to the then fair market value per share of the Common Stock multiplied by such fraction (computed to the nearest whole cent) or (ii) round such fraction of a share to the nearest whole number of shares (where for the avoidance of doubt, 0.5 of a share shall be rounded to one share). The Holders, by their acceptance of the Warrants, expressly waive their right to receive any fraction of a share of Common Stock instead of such cash or such rounding. Whenever a payment for fractional shares is to be made by the Warrant Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional shares under any Section of this Agreement relating to the payment of fractional shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies.

Section 4.6 Concerning All Adjustments.

Notwithstanding anything to the contrary contained in this Agreement, if an adjustment is made under any provision of ARTICLE IV on account of any event, transaction, circumstance, condition or happening, no additional adjustment shall be made under any other provision of ARTICLE IV on account of such event, transaction, circumstance, condition or happening. Unless otherwise expressly provided in this ARTICLE IV, all determinations and calculations required or permitted under this ARTICLE IV shall be made by the Company or its Board of Directors, as appropriate, and all such calculations and determinations shall be conclusive and binding in the absence of manifest error.

Section 4.7 Distributions and Purchases.

(a) All distributions on and purchases of capital stock and capital stock equivalents shall be approved by the Board of Directors in its sole discretion and made in accordance with applicable Law.

(b) To the extent there are any dividends declared or distributions made with respect to the Class A Common Stock or Class B Common Stock, such dividends or distributions shall also be made to Holders of Warrants concurrently and on a pro rata basis based on their ownership of Common Stock underlying their Warrants on an as-exercised basis; provided, that no such distribution shall be made to Holders of Warrants if (x) the Act or an FCC Rule prohibits such distribution to Holders of Warrants or (y) the Company’s FCC counsel opines that such distribution is reasonably likely to cause (i) the Company to violate the Act or any applicable FCC Rule or (ii) any such Holder not to be deemed to hold a non-cognizable (under FCC Rules governing foreign ownership) future equity interest in the Company; provided further, that, if any distribution of Common Stock or any other securities to a Holder is not permitted pursuant to clauses (x) or (y), the Company shall cause economically equivalent warrants to be distributed to such Holder in lieu thereof, to the extent that such distribution of warrants would not violate the Act or any applicable FCC Rules.

(c) To the extent within the control of the Company, any tender or exchange offer subject to Sections 13 or 14 of the Exchange Act for Class A Common Stock, Class B Common Stock or Warrants shall be made concurrently and on a pro rata basis (in the case of Holders of Warrants, based upon their ownership of Common Stock underlying their Warrants on an as-exercised basis) to all holders of Class A Common Stock, Class B Common Stock and Warrants.

(d) Distributions to Holders of Warrants and payments to Holders of Warrants pursuant to a tender or exchange offer for Warrants subject to Sections 13 or 14 of the Exchange Act shall be made in compliance with the FCC Ownership Conditions.

ARTICLE V

LOSS, THEFT, DESTRUCTION OR MUTILATION OF

WARRANT STATEMENTS AND GLOBAL WARRANT CERTIFICATES

Section 5.1 Loss, Theft, Destruction or Mutilation.

Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Statement or Global Warrant Certificate, and an indemnity bond in form and amount and with corporate surety satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a protected purchaser, the Company shall issue and, as applicable, the Warrant Agent shall countersign and deliver to the Holder of the lost, stolen, destroyed or mutilated Warrant Statement or Global Warrant Certificate, in exchange and substitution for or in lieu thereof, a new Warrant Statement or Global Warrant Certificate of the same tenor and representing an equivalent number of Warrants. Upon the issuance of any new Warrant Statement or Global Warrant Certificate under this ARTICLE V, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. The provisions of this ARTICLE V are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Statements and Global Warrant Certificates.

ARTICLE VI

AUTHORIZATION AND RESERVATION OF COMMON STOCK;

PURCHASE OF WARRANTS

Section 6.1 Reservation of Authorized Common Stock.

(a) The Company will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of shares of Class A Common Stock and Class B Common Stock and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Class A Common Stock or Class B Common Stock if at any time the authorized number of shares of Class A Common Stock or Class B Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the exercise in full of all outstanding Warrants in the form of shares of Class A Common Stock or Class B Common Stock, as applicable. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock issued pursuant to this Agreement may be so issued without violation of any applicable Law or governmental regulation (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that, unless in the Company’s sole discretion the shares of Common Stock are not certificated, stock certificates issued to evidence any shares of Common Stock issued upon exercise of Warrants will comply with the Delaware General Corporation Law and any other applicable Law.

(b) The Company will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the shares of Class B Common Stock referred to below, and free of preemptive rights, such number of shares of Class A Common Stock and other securities, cash or property as from time to time shall be issuable upon the conversion in full of all shares of Class B Common Stock issued or issuable upon the exercise of Warrants. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Class A Common Stock if at any time the authorized number of shares of Class A Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Class A Common Stock then deliverable upon the conversion in full of all shares of Class B Common Stock referred to above that are outstanding or issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock referred to above will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that, unless in the Company’s sole discretion the shares of Class A Common Stock are not certificated, the stock certificates issued to evidence any shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock referred to above will comply with the Delaware General Corporation Law and any other applicable law.

Section 6.2 Stock Exchange Listing of Class A Common Stock.

So long as any Warrants remain outstanding, the Company will use commercially reasonable efforts to take all necessary action to have the Class A Common Stock, immediately upon their issuance upon exercise of the Warrants or upon conversion of Class B Common Stock, (i) listed on a national securities exchange or (ii) if the Class A Common Stock is not eligible for listing on any national securities exchange, listed for quotation on the over-the-counter market as reported in the “pink sheets” published by Pink OTC Markets, Inc.

Section 6.3 Purchase of Warrants by the Company.

The Company shall have the right to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it and the relevant Holders of Warrants may deem appropriate. In the event the Company shall purchase or otherwise acquire Warrants, the related Global Warrant Certificates shall thereupon be delivered to the Warrant Agent for cancellation, and the related Book-Entry Warrants shall be cancelled. Any Warrants purchased or otherwise acquired by the Company shall not be outstanding for any purpose.

ARTICLE VII

WARRANT HOLDERS NOT DEEMED

STOCKHOLDERS

Section 7.1 No Stockholder Rights.

Nothing contained in this Agreement or in any of the Warrant Statements or Global Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. The Warrant Agent shall have no duty to monitor or enforce compliance with this provision.

ARTICLE VIII

WARRANT AGENT

Section 8.1 Appointment and Acceptance of Agency.

The Company hereby appoints the Warrant Agent to act as agent for the Company in respect of the Warrants upon the express terms and instructions set forth in this Agreement (and no implied terms and conditions) and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same on the terms and conditions herein set forth. The Warrant Agent shall not assume any obligations or relationship of agency or trust with any other Person.

Section 8.2 Correctness of Statements; Distribution of Warrants.

The statements or recitals contained herein and in each Warrant Statement and Global Warrant Certificate shall be deemed to be statements or recitals of the Company only, and the Warrant Agent assumes no responsibility for the accuracy or correctness of any of the same or shall be required to verify the same. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as expressly provided herein.

Section 8.3 Use of Agents.

The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or unintentional misconduct of any such attorneys or agents or for any loss to the Company, the Registered Holders or the Holders or any other Person resulting from any such act, default, neglect or unintentional misconduct absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

Section 8.4 Proof of Actions Taken.

Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Senior Vice President or Executive Vice President, the Treasurer or Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is uncertain of any action to take hereunder, the Warrant Agent may, with written notice to the Company, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminate such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

Section 8.5 Compensation; Indemnity.

The Company agrees to pay the Warrant Agent reasonable compensation in accordance with a fee schedule to be mutually agreed upon for all services rendered by the Warrant Agent in the preparation, delivery, negotiation, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company agrees to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent’s counsel and agents) in the performance of its duties under this Agreement.

The Company also covenants and agrees to indemnify and to hold the Warrant Agent harmless against any liability, judgment, fine, penalty, claim, demand, settlement, costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, as a result or arising out of gross negligence, bad faith or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing this right of indemnification, if successful, shall be paid by the Company. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Notwithstanding anything in this Agreement to the contrary, any liability of the Warrant Agent under this Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

Promptly after the receipt by the Warrant Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation in which the Company is not named as a party, the Warrant Agent shall, if a claim in respect thereof is to be made against the Company, promptly notify the Company thereof in writing. The Company shall be entitled to participate at its own expense in the defense of any such claim or proceeding. The Company shall not be required to indemnify the Warrant Agent for any amount paid or payable by the Warrant Agent in the settlement or compromise of, or entry into any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder without the written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 8.6 Legal Proceedings.

No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear, or the Company, as applicable.

Section 8.7 Other Transactions Involving the Company.

The Warrant Agent and any member, stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become peculiarly interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including acting as transfer agent or as a lender to the Company or an Affiliate thereof.

Section 8.8 Intentionally Omitted.

Section 8.9 Liability of Warrant Agent.

The Warrant Agent may conclusively rely upon and shall be protected by the Company and shall not incur any liability or responsibility for or in respect of any action taken, suffered or omitted to be taken by it in reliance on any Warrant Statement or Global Warrant Certificate or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, direction, statement, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, executed, sent, presented and, where necessary, verified or acknowledged, by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between and signed by, the Company and the Warrant Agent. The Warrant Agent shall not be required to take instructions or directions except those given in accordance with this Agreement.

Section 8.10 Validity of Agreement.

The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its counter-signature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Statement or Global Warrant Certificate; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any underlying securities (or other equity interests) to be issued pursuant to this Agreement or any Warrant, or as to whether any underlying securities (or other equity interests) will, when issued, be validly issued, fully paid and non-assessable, or as to the Exercise Price or the number or amount of underlying securities or other securities or other property issuable upon exercise of any Warrant; nor shall it be responsible to make or liable for any adjustments required under any provision hereof, including but not limited to Article IV hereof, or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will, when issued, be valid and fully paid and nonassessable.

Section 8.11 Acceptance of Instructions.

The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board of Directors, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Senior Vice President or Executive Vice President or Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in accordance with instructions of any such officer or officers or for any delay in acting while waiting for those instructions.

Section 8.12 Right to Consult and Rely Upon Counsel.

Before the Warrant Agent acts or refrains from acting, it may at any time consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder or Registered Holder for any action taken, suffered or omitted by it in accordance with the opinion or advice of such counsel.

Section 8.13 Right to Rely Upon Orders.

The Warrant Agent may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability and of information therein contained) which is believed by the Warrant Agent, to be genuine and to be signed or presented by the proper person or persons as set forth in Section 8.11.

Section 8.14 No Additional Duties.

The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, any other agreement between or among the parties hereto, even though references thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

Section 8.15 No Responsibility for Company’s Breach.

The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement (including, without limitation, any adjustment of the Exercise Price pursuant to Article IV hereof, the authorization or reservation of shares of Common Stock pursuant to Section 6.1 hereof, and the due execution and delivery by the Company of this Agreement or any Global Warrant Certificate) or in the Global Warrant Certificates to be complied with by the Company.

Section 8.16 No Duty to Ensure Securities Laws Compliance.

The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Global Warrant Certificates.

Section 8.17 No Liability for Force Majeure Events.

The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including, without limitation, any act or provision of the present or future Law or regulation or Governmental Authority, any act of God, war, civil disorder or failure of any means of communication).

Section 8.18 No Duty to Make Adjustments.

The Warrant Agent shall not at any time be under any duty or responsibility to any Holder or Registered Holder to make or cause to be made any adjustment of the Exercise Price or number of the shares of Common Stock or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such shares of Common Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto. The Warrant Agent shall not be accountable to confirm or verify the accuracy or necessity of any calculation.

Section 8.19 Additional Assurances.

The Company agrees to perform, execute and acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 8.20 Certain Other Rights of the Warrant Agent.

The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Warrant Agreement, including without limitation obligations under applicable regulation or law.

The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act on the basis of (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

All rights and obligations contained in this Article VIII shall survive the expiration of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 8.21 Change of Warrant Agent.

If the Warrant Agent shall resign (such resignation to become effective not earlier than forty-five (45) days after the giving of written notice thereof to the Company and the Registered Holders) or shall become incapable of acting as Warrant Agent or if the Board of Directors shall by resolution remove the Warrant Agent (such removal to become effective not earlier than forty-five (45) days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the Registered Holders), the Company shall appoint a successor to the Warrant Agent. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or forty-five (45) days after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by a Registered Holder (in the case of incapacity), then any Registered Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a Person, in good standing, incorporated under the Laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Registered Holders at such Registered Holder’s address appearing on the Warrant Register and shall be given to each Holder of a beneficial interest in a Global Warrant Certificate at such Holder’s address as provided by the Depositary; provided, that the Company may, at its discretion, alternatively send such notice to the Holders of beneficial interests of a Global Warrant Certificate through the Depositary’s communication system. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent all books and records of the Company and any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose of cessation of its responsibilities hereunder or the performance by the successor Warrant Agent hereunder; but such former Warrant Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Failure to give any notice provided for in this Section 8.21 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

Section 8.22 Successor Warrant Agent.

Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act; provided, however, that such Person would be eligible for appointment as a successor to the Warrant Agent under the provisions of Section 8.21. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and the Registered Holders, at such Warrant Agent’s sole expense. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Global Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

Section 8.23 Expenses.

All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, including, without limitation: (i) all expenses of printing Global Warrant Certificates; (ii) messenger and delivery services and telephone calls; (iii) all fees and disbursements of counsel for the Company; (iv) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (v) the Company’s internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties).

ARTICLE IX

MISCELLANEOUS

Section 9.1 Money Deposited with the Warrant Agent.

All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party. Such Funds need not be segregated from other funds, securities or other property except to the extent required by Law. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

Section 9.2 Payment of Taxes.

The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants pursuant hereto. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash or other property to any Recipient other than the Holder of the Warrant surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company’s and the Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid. The Warrant Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Holder or a Registered Holder of applicable taxes or charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

Section 9.3 Notices.

(a) Any notice, request, demand or report (each, a “Communication”) required or permitted to be given or made by this Agreement shall be in writing.

(b) Any Communication authorized by this Agreement to be given or made by the Warrant Agent, by any Registered Holder or by any Holder to or on the Company shall be sufficiently given or made if sent by first class U.S. mail, postage prepaid, registered or certified overnight mail or by a nationally recognized overnight delivery service for next day delivery and shall be deemed given upon receipt, or by facsimile or electronic mail, addressed (until another address is filed by the Company with the Warrant Agent) as follows:

iHeartMedia Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Telephone: (210) 822-2828

Facsimile: (210) 832-3149

Attention: Paul McNicol

With a copy to (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Brian D. Wolfe

                  Will Guerrieri

E-mail: brian.wolfe@kirkland.com

              will.guerrieri@kirkland.com

(c) Any Communication authorized by this Agreement to be given or made by the Company, by any Registered Holder or by any Holder to or on the Warrant Agent shall be sufficiently given or made if sent by first class U.S. mail, postage prepaid, registered or certified overnight mail or by a nationally recognized overnight delivery service for next day delivery and shall be deemed given upon receipt, addressed (until another address is filed by the Warrant Agent with the Company) as follows:

Computershare Inc.

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: Client Services

(d) Any Communication authorized by this Agreement to be given or made by the Company or the Warrant Agent to any Holder or Registered Holder shall be sufficiently given or made if sent by first class United States mail, postage prepaid, registered or certified overnight mail, or by a nationally recognized overnight delivery service for next day delivery and shall be deemed given upon receipt, or by facsimile or electronic mail, addressed to such Holder or Registered Holder at the address of such Holder or Registered Holder as shown on the Warrant Register or at such Holder’s address as provided by the Depositary, as applicable; provided that at the Company’s discretion, such notice may be sent to the Holders of beneficial interests of a Global Warrant Certificate through the Depositary’s communication system. The Company shall deliver a copy of any notice or demand it delivers to any Holder or Registered Holder to the Warrant Agent, and the Warrant Agent shall deliver a copy of any notice or demand it delivers to any Holder or Registered Holder to the Company.

Section 9.4 Waiver of Jury Trial.

(a) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 9.4.

Section 9.5 Governing Law.

This Agreement and each Warrant Statement and Global Warrant Certificate issued hereunder shall be deemed to be a contract made under the Laws of the State of New York applicable to contracts made and to be performed therein and for all purposes shall be construed in accordance with the Laws of such State without giving effect to conflict of law principles.

Section 9.6 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders and Registered Holders from time to time of the Warrants. Subject to Section 3.3(e), nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent, Holders and Registered Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 9.7 Counterparts.

This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Section 9.8 Amendments.

(a) Subject to Section 9.8(c), the Company and the Warrant Agent may, without the consent or concurrence of the Holders or Registered Holders, unless required pursuant to the terms of Section 9.8(b), enter into one or more supplemental agreements or amendments for the purpose of (i) evidencing the rights of the Holders or Registered Holders upon a Change of Control, transfer, reclassification, liquidation or dissolution under Section 4.1(d), (ii) making any changes or corrections in this Agreement that are required to cure any ambiguity, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained and, in each case, as shall not materially and adversely affect the interests or rights of the Holders or Registered Holders, (iii) making such other provisions in regard to matters or questions arising under this Agreement as shall not materially and adversely affect the interests or rights of the Holders or Registered Holders or be inconsistent with the Plan or any supplement thereto or (iv) adding further covenants and agreements of the Company in this Agreement or surrendering any rights or power reserved to or conferred upon the Company in this Agreement.

(b) With the written consent of the Holders evidencing at least a majority in number of the Warrants at the time outstanding (excluding Warrants held by the Company or any of its Affiliates), the Company and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Holders and the Company; provided, that any amendment or modification of, or waiver of rights under, this Agreement that

(i) amends this Section 9.8, (ii) adversely affects a Holder or Registered Holder’s right to exercise its Warrants, (iii) amends or modifies the Exercise Price, (iv) changes the Expiration Date to a date that is earlier than the Expiration Date or (v) impairs the right of any Holder or Registered Holder to receive any distribution or a security as set forth in this Agreement, shall require the consent of each Holder and Registered Holder so affected.

(c) Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.8, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.

Section 9.9 Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the written consent of Holders evidencing a majority of the then outstanding Warrants and (ii) any consent required pursuant to Section 9.8 has been obtained.

Section 9.10 Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent designated for such purposes for inspection by any Holder or Registered Holder. The Warrant Agent may require such Holder or Registered Holder to submit its Warrant Statement, Global Warrant Certificate or evidence of a beneficial interest in a Global Warrant Certificate for inspection by the Warrant Agent.

Section 9.11 Headings.

The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 9.12 Construction.

This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, the Registered Holders and the Holders and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

Section 9.13 Severability.

In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law; provided, that this Section 9.13 shall not cause this Agreement or the Warrants to differ materially from the intent of the parties as herein expressed; provided, however, that if such excluded or added provision shall adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon ten (10) days’ written notice to the Company.

Section 9.14 Entire Agreement.

This Agreement and the Warrants set forth the entire agreement of the parties hereto as to the subject matter hereof and supersede all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

Section 9.15 Force Majeure.

In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 9.16 Original Issuance as Class B Common Stock.

Notwithstanding any other provision of this Agreement or the Warrants to the contrary, prior to the issuance of any shares of Class A Common Stock upon the exercise of Warrants or upon the Exchange, an equal number of shares of Class B Common Stock are first deemed to have been issued and then automatically converted into Class A Common Stock as if such Class B Common Stock had been converted in accordance with Section 4.3(d) of the Certificate of Incorporation.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

IHEARTMEDIA, INC.

By:	/s/ Richard J. Bressler

Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A.,

As Warrant Agent

By:	/s/ Neda Sheridan

Name:	Neda Sheridan
Title:	Regional Manager

[Signature Page to Warrant Agreement]

EXHIBIT A-1

FORM OF WARRANT STATEMENT

iHeartMedia, Inc.	DRS Warrant Distribution Statement
	CUSIP Number	Account Number/Account Key

	Ticker Symbol	Investor ID

	Issuance Date	Distribution

[                                                         ]

[                                                         ]

[                                                         ]

[                                                         ]

iHeartMedia, Inc. Warrants Issued To You In Book-Entry Form

[ ]

PLEASE RETAIN THIS STATEMENT FOR YOUR RECORDS

These Warrants are maintained for you under the Direct Registration System, which means they are held for you in an electronic, book-entry account maintained by Computershare. Please retain this statement for your permanent record.

Questions? Contact Computershare

To access your account, use your Investor ID Number that is located in the box above on the top right hand corner of this statement. You can contact Computershare in one of the following ways:

By Internet: Visit www.computershare.com/investor for access to your account. You will be able to certify your Taxpayer Identification Number/Social Security Number, change your address or sell warrants.

By Phone:		By Mail:
Toll Free Number	(800) 736-3001	iHeartMedia Inc.
Outside the U.S. (Collect)	+1 (781) 575-3100	c/o Computershare
Hearing Impaired	(800) 952-9245	P.O. Box 30170
Representatives are available 8:30 a.m. to 6:00 p.m. Eastern Time weekdays		College Station, TX 77845

[Request for Taxpayer Identification and Certification

Our records indicate that we do not have a certified Taxpayer Identification Number (“TIN”) on file. Without a certified TIN, we may be required by law to withhold [●]% from any future payments and any sale transaction that you request. Logon to [●] to certify your TIN or contact us by phone to request a Substitute Form W-9.]

Exhibit A-1 Page 1

SEE REVERSE SIDE FOR IMPORTANT INFORMATION

This statement is your record that the iHeartMedia, Inc. Warrants have been credited to your account on the books of iHeartMedia, Inc. maintained by [●], under the Direct Registration System. Please verify all information on the reverse side of this statement. This statement is neither a negotiable instrument nor a security, and delivery of this statement does not itself confer any rights on the recipient. Nevertheless, it should be kept with your important documents as a record of your ownership of these securities.

Transfer ownership of your book-entry warrants at any time by submitting the appropriate warrant transfer documents to [●]. Visit [●]’s Investor ServiceDirect online at [●] or call [●] to obtain transfer documents.

[Transfer of your book-entry warrants to your broker can be accomplished in one of two ways:

(1) The fastest and easiest way is to provide your broker with your Account Key at [●], your Taxpayer Identification Number (TIN) and your account registration information, and request that your broker initiate an electronic transfer of your warrants, or

(2) Obtain a “Broker-Dealer Authorization Form” by visiting [●] or by calling [●].]

The Warrant Agreement, dated May 1, 2019 (the “Warrant Agreement”), between iHeartMedia, Inc. (the “Company”) and Computershare Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent (the “Warrant Agent”), is incorporated by reference into and made a part of this statement, and this statement is qualified in its entirety by reference to the Warrant Agreement. A copy of the Warrant Agreement may be inspected at the Warrant Agent’s office designated for such purposes and is also available on the Company’s website at [•]. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreement.

Subject to the provisions of the Warrant Agreement, Book-Entry Warrants may be exercised to purchase Common Stock (subject to adjustment as provided in Section 4.1 of the Warrant Agreement, the “Warrant Shares”) from the Company from the Effective Date through 5:00 p.m. New York City time on May 1, 2039 (the “Expiration Date”), at an exercise price of $0.001 per whole share (the “Exercise Price”) multiplied by the number of Warrant Shares set forth above (the “Exercise Amount”). In addition, a Holder may elect on its Exercise Form to receive (i) Class B Common Stock by checking the Class B Common Stock Only Election box, or (ii) up to 4.99 percent (or, if consistent with the 4.99 Percent Rule, up to 19.99 percent) of the outstanding Class A Common Stock and retain its remaining Warrants by checking the Class A Common Stock and Warrant Election box. The number of shares of Common Stock purchasable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Subject to the terms and conditions set forth in the Warrant Agreement, each Holder of a Book-Entry Warrant may exercise such Book-Entry Warrant, in whole or from time to time in part, by: (1) providing a properly completed and duly executed (a) exercise form for the election to exercise such Book-Entry Warrants (the “Exercise Form”) and (b) written certification as set forth in the Warrant Agreement which shall be sufficient to enable the Company to determine (i)

Exhibit A-1 Page 2

a Holder’s potential level of direct and indirect foreign voting and direct and indirect foreign equity interests in accordance with 47 U.S.C. § 310(b), as interpreted and applied by the FCC in the FCC Rules; and (ii) whether the holding of more than 4.99% of the outstanding Class A Common Stock by such certifying party would result in a violation of the FCC Rules (the “Post-Issuance Date Certification”) to the Warrant Agent in accordance with the instructions below, no later than 5:00 p.m., New York City time, on the Expiration Date, and (2) paying the applicable Exercise Amount to the Warrant Agent. Following submission of the forms described in the preceding sentence, the Company will review your forms to determine the maximum number of Warrants you are able to exercise, if any, pursuant to the certain restrictions on exercise of the Warrants and ownership of the Common Stock described in the Warrant Agreement and the New Corporate Governance Documents, as each may be amended from time to time. Following this review and written instruction from the Company, the Warrant Agent shall deliver or cause to be delivered to you Class A Common Stock and/or Class B Common Stock, in such amounts as the Company determines, in its sole and absolute discretion, are in accordance with the terms set forth in the Warrant Agreement and the New Corporate Governance Documents.

The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of Warrants. All shares of capital stock issuable upon conversion of more than one Warrant by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company may, in lieu of issuing any fractional share, (i) pay the Holder of such Warrant an amount in cash equal to the then fair market value per share of the Common Stock, as determined by the Board of Directors, multiplied by such fraction (computed to the nearest whole cent) or (ii) round such fraction of a share to the nearest whole number of shares. For the avoidance of doubt, 0.5 of a share shall be rounded to one (1) share.

THE WARRANTS REPRESENTED BY THIS STATEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON EXERCISE, TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER SIMILAR TRANSFER AS SET FORTH IN THE WARRANT AGREEMENT AMONG THE COMPANY AND THE WARRANT AGENT (ON BEHALF OF THE ORIGINAL HOLDERS OF THE WARRANT SHARES) (THE “WARRANT AGREEMENT”). DURING THE EXCHANGE PERIOD (AS DEFINED IN THE WARRANT AGREEMENT), THE WARRANTS (AND ANY BENEFICIAL INTERESTS THEREIN) MAY NOT BE TRANSFERRED (AS DEFINED IN THE WARRANT AGREEMENT) AND THE WARRANTS MAY NOT BE EXERCISED. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

Exhibit A-1 Page 3

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned registered holder of the Book-Entry Warrant hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the Warrant Statement not being assigned hereby) all of the rights of the undersigned under the Book-Entry Warrant, with respect to the whole number of Warrants set forth below:

Name(s) of Assignee(s):

Address:

No. of Warrants:

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint

the undersigned’s attorney to make such transfer on the books of maintained for such purposes, with full power of substitution in the premises.

Dated

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed By1

[1]	The Holder’s signature must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Exhibit A-1 Page 4

EXHIBIT A-2

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

IHEARTMEDIA, INC.

No. 1

CUSIP Number: 45174J 145

Zero Warrants

WARRANTS TO PURCHASE CLASS A COMMON STOCK OR CLASS B COMMON STOCK

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON May 1, 2039

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that this Global Warrant Certificate may be (i) exchanged in whole but not in part pursuant to Section 2.4 of the Warrant Agreement dated as of May 1, 2019, by and between the Company and the Warrant Agent (the “Warrant Agreement”), (ii) delivered to the Warrant Agent for cancellation pursuant to Section 2.4 of the Warrant Agreement and (iii) transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until the provisions set forth in the Warrant Agreement have been complied with.

In the event of any conflict or inconsistency between this Global Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

THIS WARRANT HAS BEEN, AND THE COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE “WARRANT SHARES,” AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145

Exhibit A-2 Page 1

OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (THE “BANKRUPTCY CODE”). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER (AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE). IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER (AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE), THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE WARRANT SHARES REPRESENTED BY THIS WARRANT.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON EXERCISE, TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER SIMILAR TRANSFER AS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE COMPANY AND A WARRANT AGREEMENT AMONG THE COMPANY AND THE WARRANT AGENT (ON BEHALF OF THE ORIGINAL HOLDERS OF THE WARRANT SHARES), AS EACH MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR

TO 5:00 P.M., NEW YORK CITY TIME, ON MAY 1, 2039

WARRANT TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK OR

CLASS B COMMON STOCK OF

IHEARTMEDIA, INC. FOR EACH WARRANT HELD

IHEARTMEDIA, INC.

CUSIP #: 45174J 145

DISTRIBUTION DATE: MAY 1, 2019

This certifies that, for value received, Cede & Co., and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from iHeartMedia, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on May 1, 2039, the number of fully paid and non-assessable shares of Class A Common Stock or Class B Common Stock of the Company set forth above at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article IV of the Warrant Agreement. The Exercise Price shall be $0.001.

Exhibit A-2 Page 2

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the 1st day of May, 2019.

IHEARTMEDIA, INC.

By:

Print Name:

Title:

Attest:
Secretary

Computershare Inc.

Computershare Trust Company, N.A. as Warrant Agent

By:

Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Warrant):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

Exhibit A-2 Page 3

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase shares of Common Stock issued pursuant to the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office designated for such purpose. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used on the face of this Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Warrant at the office of the Warrant Agent designated for such purpose, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other charge.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Exhibit A-2 Page 4

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered holder of the Global Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the Global Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the Global Warrant Certificate, with respect to the whole number of Warrants set forth below:

Name(s) of Assignee(s):

Address:

No. of Warrants:

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint

the undersigned’s attorney to make such transfer on the books of maintained for such purposes, with full power of substitution in the premises.

Dated

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed By1

[1]	The Holder’s signature must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Exhibit A-2 Page 5

EXHIBIT B-1

FORM OF POST-ISSUANCE DATE CERTIFICATION (LONG-FORM)

POST-ISSUANCE DATE CERTIFICATION (LONG-FORM)1

This Post-Issuance Date Certification solicits information from holders of Class B Common Stock of iHeartMedia, Inc. (“iHeart”) seeking to convert such stock to iHeart Class A Common Stock, and holders of iHeart Special Warrants seeking to exercise such warrants (collectively, “Holders”). The requested information is necessary to enable iHeart to ensure compliance with the media and foreign ownership limitations set forth in the Communications Act of 1934, as amended, and the rules of the Federal Communications Commission (the “FCC”). Media and foreign ownership issues vary from case-to-case and are often fact-dependent. Given the complexities of the FCC’s media and foreign ownership restrictions, Holders are encouraged to consult with their advisors concerning the completion of this Post-Issuance Date Certification.

Instructions:

•	Section I: All Holders must complete.

•	Sections II-III: All Holders must complete one of these Sections.

•	Section IV: A Holder must complete Section IV if:

•	BOTH of the following are true:

•	The Holder has not made (a) a Class B Election, (b) a Class A Common Stock and Warrant Election, or (c) a Warrant Election; and

•	The Holder wishes to be eligible to receive more than 4.99% of the Company’s Class A Common Stock;

•	AND if ONE of the following is true:

•	The Holder is not completing Section II of this Certification and is instead completing Section III; or

•

The Holder is completing Section II of this Certification but did not complete the Media Ownership Certification portion of the Ownership Certification required in connection with iHeart’s emergence from bankruptcy;

•	AND if ONE of the following is true:

•	The Holder is unable to check any of the boxes in Section I, Question 8, or

•	The Holder is checking one of the boxes in Section I, Question 8 and wishes to be eligible to receive more than 19.99 percent of the Class A Common Stock.

•	Section V: All Holders must complete.

[1]

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant Agreement between iHeartMedia, Inc., and Computershare, Inc. and Computershare Trust Company, N.A. (collectively, as Warrant Agent), dated as of May 1, 2019 (the “Warrant Agreement”).

Exhibit B-1 Page 1

I.	REQUIRED INFORMATION

ALL HOLDERS MUST COMPLETE THIS SECTION.

1.	Date

2.	Name of Holder

3.	Address of Holder

4.	Computershare Account Number

5.	Holdings Immediately Prior to Exercise or Conversion

Shares of iHeartMedia, Inc. Company Class A Common Stock

Shares of iHeartMedia, Inc. Company Class B Common Stock

Warrants to Purchase iHeartMedia, Inc. Common Stock

6.	Number of Warrants Holder Is Exercising

Number of Class B Shares Holder Is Converting

7.

Indicate below whether the Holder is affiliated with any other Holder(s) that holds or proposes to hold shares of iHeartMedia, Inc.’s Class A Common Stock, including other such entities under common management, ownership, or control, such that (a) their interests are required to be aggregated pursuant to the FCC Rules, including 47 C.F.R. § 73.3555 and associated notes, and/or (b) they are considered a “group” pursuant to the FCC Rules, including 47 C.F.R. § 1.5000(d)(5).

Check one of the following boxes and complete:

☐

No Other Entities with Interests Subject to Aggregation: The Holder is not affiliated with any other entity that holds or proposes to hold shares of iHeartMedia, Inc.’s Class A Common Stock that would need to have its interest aggregated pursuant to clause (a) or (b) above.

☐

Other Entities with Interests Subject to Aggregation: The Holder is affiliated with the following other entities that hold or propose to hold shares of iHeartMedia, Inc.’s Class A Common Stock and whose interests must be aggregated pursuant to clause (a) or (b) above:[2]

a.

[2]	Please list each affiliated Holder’s name here exactly as it will be listed on the separate Post-Issuance Date Certifications for such affiliated Holders.

Exhibit B-1 Page 2

b.

c.

d.

e.

f.

g.

h.

i.

PLEASE REPORT ANY ADDITIONAL ENTITIES WITH INTERESTS SUBJECT TO AGGREGATION ON A SEPARATE ATTACHMENT.

8.	Please indicate below whether the Holder falls into any of the following categories:

☐	An “investment company” as defined by 15 U.S.C. § 80a-3

☐	An insurance company

☐	A bank holding stock through trust departments in trust accounts

If the Holder is an insurance company or bank holding stock through trust departments in trust accounts, will the Holder have any right to determine how any of the Class A Common Stock received by the Holder will be voted?

☐  Yes    ☐  No

9.

Please indicate below whether the Holder is an institutional investor that is eligible to report its beneficial ownership interests in the Company’s voting, equity securities in excess of 5 percent (not to exceed 10 percent) pursuant to Exchange Act Rule 13d-1(b), 17 C.F.R. § 240.13d-1(b), or a substantially comparable foreign law or regulation.[3]

☐  Yes    ☐  No

[3]

A Holder that is obligated to report its holdings in the Company pursuant to Exchange Act Rule 13d-1(a), 17 C.F.R. § 240.13d-1(a), or a substantially comparable foreign law or regulation must check “No” in response to this question.

Exhibit B-1 Page 3

II.	VERIFICATION OF OWNERSHIP CERTIFICATION

ALL HOLDERS MUST COMPLETE EITHER THIS SECTION OR SECTION III.

1.

☐ By checking this box and completing the Certification in Section V below, I hereby certify on behalf of the Holder that (a) the Holder submitted an Ownership Certification by the Ownership Certification Deadline or has confirmed that the Company treated its Ownership Certification as timely pursuant to the Equity Allocation Mechanism, and (b) I have reviewed such Ownership Certification and confirmed that the information contained therein remains accurate in all respects as of the date of this Post-Issuance Date Certification.

III.	FOREIGN OWNERSHIP CERTIFICATION

ALL HOLDERS THAT DO NOT COMPLETE SECTION II MUST COMPLETE THIS SECTION.

1.	If an entity, the Holder is organized under the laws of:

☐	State or territory of the United States:

☐	Other:

If your answer is “Other,” you may skip to Section IV because entities organized under the laws of a country other than the United States will be deemed to be 100% foreign for purposes of the FCC’s foreign ownership limitations.

If an individual, the Holder is a citizen of:

☐	The United States

☐	Other:

If you are an individual, you may skip to Section IV because your foreign ownership will be determined based upon your citizenship.

2.	Check one of the boxes below, and if you check either of the first two boxes, supply both foreign equity and foreign voting percentages:

☐	Foreign entities or foreign individuals hold, in the aggregate, the percentages of equity and voting interests in the Holder reported below:

Foreign Equity Percentage:                                     %

Foreign Voting Percentage:                                     %.

Exhibit B-1 Page 4

☐

I am unable to certify the exact percentage of the foreign equity interests and/or the foreign voting interests in the Holder; however, I hereby certify that the aggregate percentage(s) of such foreign interests are no higher than the maximum percentage(s) reported below:

Maximum Foreign Equity Percentage:                                          %

Maximum Foreign Voting Percentage:                                          %.

☐	I am unable to certify the percentage of the foreign equity interests and/or foreign voting interests in the Holder.**

**If a Holder is unable to certify its foreign equity and foreign voting interests, such interests will be deemed to be 100% foreign for purposes of determining the number of shares of Common Stock and Warrants that the Holder will receive.

IV.	MEDIA OWNERSHIP CERTIFICATION

PLEASE REFER TO PAGE 1 OF THIS CERTIFICATION FOR INFORMATION ON WHICH HOLDERS MUST COMPLETE THIS SECTION.

1.	How is the Holder organized? As a(n):

☐ Corporation     ☐ General Partnership     ☐ Limited Partnership       ☐ Limited Liability Company

☐ Individual        ☐ Other (please specify):

2.	If the Holder is a general partnership:

•	For each general partner, complete Attachment A.

3.	If the Holder is a limited partnership:

•	Do the limited partnership’s organizational documents contain provisions that insulate some or all of the limited partners in accordance with the FCC’s insulation requirements?

•	If so, complete Attachment A only for each general partner and each uninsulated limited partner.

•	If not, complete Attachment A for each general partner and each limited partner.

4.	If the Holder is a limited liability company:

•	Do the limited liability company’s organizational documents contain provisions that insulate some or all of the members in accordance with the FCC’s insulation requirements?

•	If so, complete Attachment A only for each uninsulated member.

Exhibit B-1 Page 5

•	If not, complete Attachment A for each member.

5.	If the Holder is a corporation or other entity:

•	For each (a) officer, (b) director, and (c) shareholder holding 5% or more of the issued and outstanding voting stock of the Holder, complete Attachment A.

6.

Does the Holder or any of the persons listed on Attachment A serve as an officer or director of any company that owns or has applied for licenses to operate broadcast radio stations? Or serve as an officer or director of any entity that has an interest in any broadcast radio stations or applications for broadcast radio licenses?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person holding such a position, the position held, the name(s) of the radio broadcast licensee(s) or applicant(s) involved, and the call letters of the station(s) or FCC file number(s) of the application(s) involved.

7.

Does the Holder or any of the persons or entities listed on Attachment A hold, directly or indirectly, any voting or non-voting equity interest in any company that owns or has applied for licenses to operate broadcast radio stations?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person or entity holding each such interest, the name(s) of the broadcast licensee(s) or applicant(s) involved, the nature of each such interest (including percentage of ownership), and the call letters of the station(s) or FCC file number(s) of the application(s) involved.

8.

Does the Holder or any of the persons or entities listed on Attachment A have any other direct or indirect interests (including an interest in a local marketing, time brokerage or joint sales agreement) that allow them to provide programming to, sell advertising on, or own, operate, or control any broadcast radio stations?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person or entity holding each such interest, the name(s) of the broadcast licensee(s) or applicant(s) involved, the nature of each such interest (including the type of agreement and the percentage of programming and/or advertising time that the agreement allows the person or entity to supply or sell), and the call letters of the station(s) involved.

9.

Does the Holder or any of the persons or entities listed on Attachment A hold any debt or equity interest in any entity which is an attributable owner of a broadcast radio station or applicant for a broadcast radio station license where such interest exceeds 33% of the total asset value of such entity?

☐  Yes    ☐  No

Exhibit B-1 Page 6

If “yes,” please describe in an attachment, including the name of each person or entity holding each such interest, the name(s) of the broadcast licensee(s) or applicant(s) involved, the nature of each such interest (including percentage of total asset value), and the call letters of the station(s) or FCC file number of application(s) involved.

10.

Does the Holder or any of the persons or entities listed on Attachment A have, or have they ever had, any interest in or connection with an FCC application that was dismissed with prejudice by the FCC, in any station or facility which had its license or authorization revoked, or in any application in which character issues were resolved against the licensee or Holder, were left unresolved, or remain pending?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person or entity holding each such interest, the facts upon which the character allegations were based, the name(s) of the broadcast licensee(s) or applicant(s) involved, the nature of each such interest or connection (including the type of interest and, if applicable, percentage of interest held), and the call letters of the station(s) or FCC file number(s) of the application(s) involved.

11.

Is the Holder or any of the persons or entities listed in Attachment A subject to final adverse findings by any court or administrative body in a civil or criminal proceeding brought under the provisions of any law related to any of the following: (i) any felony (including any criminal offense involving trafficking in illegal drugs); (ii) mass media-related antitrust or unfair competition; (iii) fraudulent statements to another governmental unit; or (iv) discrimination (including, without limitation, employment discrimination)?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the parties and matters involved, the court or administrative body and the proceeding (by date and, where possible, file number), the facts upon which the proceeding was based or the nature of the offense alleged or committed, and the disposition of the matter.

12.

Is the Holder or any of the persons or entities listed in Attachment A subject to denial of federal benefits, including licenses issued by the FCC, as a result of conviction for possession or distribution of controlled substances pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 USC § 862?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the basis for denial and the date of the conviction.

Exhibit B-1 Page 7

ATTACHMENT A

NAME	ADDRESS	CITIZENSHIP	STATUS (E.G., OFFICER, DIRECTOR, SHAREHOLDER)	PERCENTAGE VOTING INTEREST	PERCENTAGE EQUITY INTEREST

Exhibit B-1 Page 8

V.	CERTIFICATION

The Holder acknowledges that the Company may decline to honor a requested exercise or conversion if it has a reasonable basis to believe, based on the most recent information available to it, that the exercise of Warrants or conversion of Class B Common Stock would cause the Company to be in violation of 47 U.S.C. § 310(b) or FCC Rules, and that the Company may request, and such Holder shall promptly provide, such additional information as the Company deems appropriate to assist it in determining whether any such violation is likely to occur; provided that the Company shall not be required to monitor the foreign voting and equity ownership among its stockholders more often than required by federal communications law.

By the signature below, the undersigned (a) certifies that he/she is authorized by the Holder to submit this certification and (b) certifies individually and on behalf of the Holder that the foregoing responses are true and correct.

By:
Sign

Print Name

Title:

Entity:

Date:

Exhibit B-1 Page 9

EXHIBIT B-2

FORM OF POST-ISSUANCE CERTIFICATION (SHORT-FORM)

IHEARTMEDIA, INC.

POST-ISSUANCE CERTIFICATION (SHORT-FORM)1

Date

Name of Exercising Holder

Address of Exercising Holder

Computershare Account Number

Holdings Immediately Prior to Exercise

Shares of iHeartMedia, Inc. Company Class A Common Stock

Shares of iHeartMedia, Inc. Company Class B Common Stock

Warrants to Purchase iHeartMedia, Inc. Common Stock

Number of Warrants Holder Is Exercising

All Exercising Holders Must Check a Box in Either Section I or Section II to indicate which certification they are making. All Exercising Holders Must Complete Section III.

I.	VERIFICATION OF OWNERSHIP CERTIFICATION

☐     The undersigned acknowledges that the exercise of Warrants is subject to the restrictions set forth in Article III of the Warrant Agreement, as the same may be amended from time to time. In furtherance of the foregoing, the undersigned hereby certifies that:

(1) the information set forth in this Warrant Exercise Certification is true and correct;

(2) the undersigned (a) submitted an Ownership Certification by the Ownership Certification Deadline or has confirmed that the Company treated its Ownership Certification as timely pursuant to the Equity Allocation Mechanism, and (b) has reviewed such Ownership Certification and confirmed that the information contained therein remains accurate in all respects as of the date of this Warrant Exercise Certification;

[1]

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant Agreement between iHeartMedia, Inc. (“iHeart”), and Computershare, Inc. and Computershare Trust Company, N.A. (collectively, as Warrant Agent), dated as of May 1, 2019 (the “Warrant Agreement”).

Exhibit B-2 Page 1

(3) to the best of the undersigned’s knowledge, the requested exercise of Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to FCC regulations, and taking into account any stock that the undersigned or any such person or entity subject to aggregation pursuant to FCC regulations already owns, to acquire a voting or equity interest in iHeart that requires “specific approval” under the FCC’s foreign ownership limitations (generally a voting or equity interest in excess of 5 percent or 10 percent, with the applicable percentage determined by FCC regulations), unless such “specific approval” has already been obtained; and

(4) either (a) to the best of the undersigned’s knowledge, the requested exercise of Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to FCC regulations, and taking into account any stock that the undersigned or any such person or entity subject to aggregation pursuant to FCC regulations already owns, to acquire an “attributable” interest in iHeart under the FCC’s media ownership rules (generally a 5 percent or greater voting interest), or (b) the undersigned has previously provided iHeart in writing, to iHeart’s satisfaction, all information and reports reasonably necessary for iHeart (i) to determine that the holding of such an attributable interest will not cause iHeart or the undersigned to violate or be inconsistent with the rules or policies of the FCC, (ii) to comply with all applicable reporting obligations to the FCC with respect to such attributable interest, and (iii) to determine to forbear from exercising its rights under Article III of the Warrant Agreement, as the same may be amended from time to time, to decline to permit the requested exercise.

II.	OWNERSHIP CERTIFICATION

☐      The undersigned acknowledges that the exercise of Warrants is subject to the restrictions set forth in Article III of the Warrant Agreement, as the same may be amended from time to time. In furtherance of the foregoing, the undersigned hereby certifies that:

(1) the information set forth in this Warrant Exercise Certification is true and correct;

(2) the undersigned (a) is not the representative of any foreign government or foreign person; and (b) if a natural person, is a citizen of the United States; or (c) if an entity, is (i) organized under the laws of the United states, and (ii) has 0% of its voting rights, and 0% of its equity, held directly or indirectly by non-U.S. persons or entities, as determined pursuant to the FCC’s regulations;

(3) to the best of the undersigned’s knowledge, the requested exercise of Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to FCC regulations, and taking into account any stock that the undersigned or any such person or entity subject to aggregation pursuant to FCC regulations already owns, to acquire a voting or equity interest in iHeart that requires “specific approval” under the FCC’s foreign ownership limitations (generally a voting or equity interest in excess of 5 percent or 10 percent, with the applicable percentage determined by FCC regulations), unless such “specific approval” has already been obtained; and

Exhibit B-2 Page 2

(4) either (a) to the best of the undersigned’s knowledge, the requested exercise of Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to FCC regulations, and taking into account any stock that the undersigned or any such person or entity subject to aggregation pursuant to FCC regulations already owns, to acquire an “attributable” interest in iHeart under the FCC’s media ownership rules (generally a 5 percent or greater voting interest), or (b) the undersigned has previously provided iHeart in writing, to iHeart’s satisfaction, all information and reports reasonably necessary for iHeart (i) to determine that the holding of such an attributable interest will not cause iHeart or the undersigned to violate or be inconsistent with the rules or policies of the FCC, (ii) to comply with all applicable reporting obligations to the FCC with respect to such attributable interest, and (iii) to determine to forbear from exercising its rights under Article III of the Warrant Agreement, as the same may be amended from time to time, to decline to permit the requested exercise.

Exhibit B-2 Page 3

III.	CERTIFICATION

The Holder acknowledges that the Company may decline to honor a requested exercise if it has a reasonable basis to believe, based on the most recent information available to it, that the exercise of Warrants would cause the Company to be in violation of 47 U.S.C. § 310(b) or FCC Rules, and that the Company may request, and such Holder shall promptly provide, such additional information as the Company deems appropriate to assist it in determining whether any such violation is likely to occur; provided that the Company shall not be required to monitor the foreign voting and equity ownership among its stockholders more often than required by federal communications law.

By the signature below, the undersigned (a) certifies that he/she is authorized by the Holder to submit this certification and (b) certifies individually and on behalf of the Holder that the foregoing responses are true and correct.

Social Security or other Taxpayer Identification Number of Registered Holder

Signature of Authorized Representative of Registered Holder Printed Name of Authorized Representative of Registered Holder

If you are unable to make the foregoing acknowledgment and certification, you must submit an Exercise Form accompanied by a Post-Issuance Date Certification (Long-form) to iHeartMedia, Inc., iHeartMedia Inc., 20880 Stone Oak Parkway San Antonio, Texas 78258, Attention: Paul McNicol, Fax: (210) 832-3149. A Post-Issuance Date Certification (Long-form) may be obtained upon request from Computershare, 250 Royall Street, Canton, MA 02021, Attention: Client Services.

Exhibit B-2 Page 4

EXHIBIT C-1

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING BOOK-ENTRY WARRANTS

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Warrants, to purchase Common Stock and herewith tenders payment for ____ of the shares of Common Stock to the order of _____________ in the amount of $__________ in accordance with the terms of the Warrant Agreement and this Warrant.

☐	Class B Common Stock Only Election. The undersigned elects to receive Common Stock issued upon exercise of the Warrants in the form of Class B Common Stock only.

☐

Class A Common Stock and Warrant Election. The undersigned elects to receive Common Stock issued upon exercise of the Warrants in the form of up to 4.99 percent (or, if consistent with the 4.99 Percent Rule, up to 19.99 percent) of the outstanding Class A Common Stock and to retain its remaining Warrants.

The undersigned requests that statement(s) representing the Common Stock (and any Warrants issued in the event of partial exercise) be delivered as follows:

Name:

Address

Delivery Address (if different)

Exhibit C-1 Page 1

If said number of shares shall not be all the shares purchasable under the within Warrant Statement, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name:

Address

Delivery Address (if different)

Signature

Social Security or Other Taxpayer Identification Number of Holder

Note: If the statement representing the Common Stock or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Exhibit B-2 Page 2

Exercise Form and Post-Issuance Date Certification

Must be delivered to the Warrant Agent as follows:

By Mail:	For Information, Call:	By Overnight Courier:

Computershare P.O. Box 30170 College Station, TX 77842-317	800 736 3001	Computershare 211 Quality Circle, Suite 210 College Station, TX 77845

Exhibit B-2 Page 3

EXHIBIT C-2

EXERCISE FORM FOR BENEFICIAL HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by _____ Warrants held for its benefit through the book-entry facilities of Depository Trust Company (the “Depositary”), to purchase Common Stock and herewith tenders payment for _____ of the shares of Common Stock to the order of ____________ in the amount of $_______________ in accordance with the terms of the Warrant Agreement and this Warrant.

The undersigned requests that the Common Stock issuable upon exercise of the Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depositary or its nominee.

☐	Class B Common Stock Only Election. The undersigned elects to receive Common Stock issued upon exercise of the Warrants in the form of Class B Common Stock only.

☐

Class A Common Stock and Warrant Election. The undersigned elects to receive Common Stock issued upon exercise of the Warrants in the form of up to 4.99 percent (or, if consistent with the 4.99 Percent Rule, up to 19.99 percent) of the outstanding Class A Common Stock and to retain its remaining Warrants.

Dated:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY: (PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

Exhibit C-2 Page 1

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”.

WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

Exhibit C-2 Page 2

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER

(IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED:

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at guarantee level acceptable to the Company’s transfer agent.

Exhibit C-2 Page 3